UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DXP Enterprises, Inc.
______________________________________________________________________________________________________________________
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DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 2

DXP ENTERPRISES, INC.
5301 Hollister St.
Houston, Texas 77040
(713) 996-4700

LETTER FROM OUR CEO

April 29, 2024

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of DXP Enterprises, Inc. to be held at 10:00 a.m., Central Time, on Friday, June 14, 2024 at the Company's principal executive offices located at 5301 Hollister St., Houston, Texas 77040.

This year you will be asked to consider proposals concerning the election of directors. Shareholders will also be asked to consider and act upon an advisory non-binding resolution approving the Company’s named executive officers compensation and the ratification of the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm for the Company for fiscal 2024. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

The Board of Directors recommends that you approve the proposals and urges you to vote at your earliest convenience, whether or not you plan to attend the Annual Meeting.

Thank you for your cooperation.

Sincerely,

/s/ David R. Little
David R. Little
Chairman of the Board,
President and Chief Executive Officer

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 3

DXP ENTERPRISES, INC.
5301 Hollister St.
Houston, Texas 77040

Notice of Annual Meeting of Shareholders to be Held June 14, 2024

ITEMS OF BUSINESS

The Annual Meeting of the Shareholders (the "Annual Meeting") of DXP Enterprises, Inc., a Texas corporation (the "Company"), will be held on Friday, June 14, 2024, at 10:00 a.m., Central Time, at the Company's principal executive offices located at 5301 Hollister St., Houston, Texas 77040,* for the following purposes:

1	Elect six board of director nominees to hold office as directors until the next Annual Meeting and until their respective successors are duly elected and qualified.
2	Approve, on a non-binding, advisory basis, the compensation of the named executive officers.
3	Ratify the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of the Company for the year ended December 31, 2024.
4	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

WHO CAN VOTE?

The holders of record of Common Stock, Series A Preferred Stock, and Series B Preferred Stock at the close of business on April 19, 2024, will be entitled to vote at the Annual Meeting. Please note that there are separate forms of proxy cards for each class of stock.

By Order of the Board of Directors,

/s/ David R. Little
David R. Little
Chairman of the Board,
President and Chief Executive Officer
April 29, 2024

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 4

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 5

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be acted upon at our 2024 Annual Meeting, below is a summary of information regarding the meeting, each proposal to be voted upon at the meeting and DXP Enterprises, Inc. business and corporate governance highlights. The following description is only a summary and does not contain all of the information you should consider before voting. For more information about these topics, please review DXP's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the complete Proxy Statement. In this Proxy Statement, the terms "DXP", "We" or the "Company" refer to DXP Enterprises, Inc., and its consolidated subsidiaries or the consolidated subsidiaries of DXP Enterprises, Inc. as the context requires.

2024 Annual Meeting of Shareholders
DATE AND TIME: June 14, 2024, 10:00 am Central Time
PLACE: DXP Enterprises, Inc.'s Corporate Headquarters, 5301 Hollister St., Houston, TX 77040
RECORD DATE: April 19, 2024

We are mailing to shareholders of record a Notice of Internet Availability of Proxy Materials and will make this proxy statement and our annual report, which contains audited financial statements for the fiscal year ended December 31, 2023, available to our shareholders of record on or about May 9, 2024.

Voting Matters

PROPOSAL	DESCRIPTION	BOARD RECOMMENDATION

Proposal 1: Election of directors	We are asking shareholders to elect each of the six directors identified to serve until the next Annual Meeting and until their respective successors are duly elected and qualified.	FOR each nominee	☑
Proposal 2: Advisory vote to approve named executive officer compensation	We are asking shareholders to consider and act upon an approval of a non-binding, advisory vote on the compensation of the Company’s named executive officers.	FOR	☑
Proposal 3: Ratification of the appointment of the independent registered public accounting firm	We are asking shareholders to ratify the appointment of PricewaterhouseCoopers, LLP to act as the independent registered public accounting firm for the fiscal year ended December 31, 2024.	FOR	☑

Review Your Proxy Statement and Vote in One of the Following Ways:

: VIA THE INTERNET	( BY TELEPHONE	*+ BY MAIL
Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form in the enclosed envelope

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 6

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 14, 2024

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”) related to the internet availability of proxy materials, DXP Enterprises, Inc., is providing access to its proxy materials by notifying you of the availability of its proxy materials on the internet. DXP’s proxy statement for the Annual Meeting to be held on June 14, 2024 and Annual Report on Form 10-K are available at http://materials.proxyvote.com/233377, which does not have “cookies” that identify visitors to the site. This website is not a form for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting. This website will also have directions to attend the meeting and vote in person. You may obtain such reports from the SEC’s website at www.sec.gov. We will provide, free of charge, a copy of any of our corporate documents listed above (i) by internet at www.proxyvote.com (ii) by email request at sendmaterial@proxyvote.com, (iii) by calling toll free at 1-800-579-1639 or (iv) upon written request to our Corporate Secretary at the Company's offices at 5301 Hollister St., Houston, Texas 77040.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 7

FISCAL YEAR 2023 BUSINESS HIGHLIGHTS

DXP Enterprises, Inc. works to conduct business in ways that are principled, transparent, and accountable to our shareholders and other key stakeholders. We believe doing so generates long-term value.

In fiscal 2023, DXP achieved record sales and adjusted EBITDA. During fiscal 2023, DXP remained focused on growing its business in the near-term while continuing to invest in long-term growth.

Specifically in 2023 DXP:

•Sales and Adjusted EBITDA grew 13.4 percent and 37.5 percent, respectively,
•Completed three acquisitions investing $13.4 million, and
•Returned $54.7 million in capital to shareholders via share repurchases.

Sales for FY 2023 increased to approximately $1.7 billion with Net Income of $68.7 million. The Return on Invested Capital (ROIC) for the full year 2023 was 5.8%. Adjusted EBITDA was $174.3 million for the full year. Management uses the aforementioned non-GAAP financial measures to assist in comparing our performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect our underlying operations. We believe that the presentation of these non-GAAP financial measures, provides investors with additional understanding of the factors and trends affecting our business than could be obtained absent these disclosures

Our fiscal year 2023 business performance highlights include:

Business Performance

GAAP	GAAP	Non-GAAP
$1.7 billion Sales	$68.7 million Net Income	$174.3 million Adjusted EBITDA**

These performance results should be read together with the information in our Annual Report on Form 10-K, and the risk factors contained in that Annual Report and our subsequent periodic reports.

** Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as the sum of consolidated net income in such period, plus to the extent deducted from consolidated net income: (i) income tax expense, (ii) franchise tax expense, (iii) consolidated interest expense, (iv) amortization and depreciation during such period, (v) all non-cash charges and adjustments, and (vi) non-recurring cash expenses related to the Term Loan; in addition to these adjustments, we exclude, when they occur, the impacts of impairment losses and losses/(gains) on the sale of a business. EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations. See pages 29-30 of our Annual Report on Form 10-K for the year ended December 31, 2023 that has been filed with the SEC for a more detailed reconciliation of Adjusted EBITDA to EBITDA.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 8

Annual Sales Performance ($ in millions)
$2,000.0
$1,500.0
$1,000.0
$500.0
$—
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Fiscal 2023 Sales Performance by business segment and end market

Below is a summary of fiscal 2023 sales by business segment1 and end market2:

1 Sales by Business Segment : SC = Service Center, IPS = Innovative Pumping Solutions, and SCS = Supply Chain Services
2 Sales by End Market reflect management estimates as of fiscal year 2023

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 9

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors recognizes that DXP's success over the long-term requires a robust framework of corporate governance that serves the best interests of all our shareholders. Below are highlights of our corporate governance framework.

☑	Board refreshment remains a focus, as evidenced by the 2021 addition of Karen Hoffman and Kent Yee, 2020 addition of Joseph R. Mannes and the 2016 addition of David Patton, to our Board.	☑	All committees of the Board are comprised exclusively of independent directors.
☑	All of our directors are elected annually.	☑	The Board is responsible for overseeing DXP's risk management. As part of this oversight, the Board regularly reviews DXP's policies and practices with respect to risk assessment and management, including discussing with management DXP's major risk exposures and the steps that have been taken to monitor and mitigate such exposures.
☑	Our independent directors regularly meet in private executive sessions without management present.	☑	All members of our Audit, Compensation and Nominating and Governance Committees are independent as defined by the NASDAQ listing standards and applicable SEC rules.
Shareholder Engagement and Proxy Advisor Outreach

We have a long-standing history of an active shareholder outreach and engagement program. The Board and management continue to place a high priority on listening to and considering the views of our shareholders. Engaging with our shareholders is fundamental to our commitment to good governance practices and has resulted in changes and enhancements to our governance and disclosures over time. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights. We also have, over the past three years, a process of outreach to our top shareholders prior to our annual meeting to solicit feedback on our corporate governance practices, executive compensation, environmental and social goals, as well as our long-term business strategy and other issues specific to our industry. In addition, certain of our directors have participated in direct shareholder engagement when requested and deemed appropriate. The results of these conversations are summarized and discussed with both the Board and our management.

In 2023, these included our annual stockholder meeting, investor conferences, quarterly earnings calls and engaging a third party proxy solicitor to assist with stakeholder engagement. Under these efforts, we engaged with shareholders regarding the Company's common stock performance as well as broader governance issues. Our 2023 engagement with stakeholders focused on investor concerns regarding executive compensation, diversity and inclusion, environmental impact and ESG initiatives, disclosures and oversight.

We actively seek and value feedback from our shareholders. In addition to our traditional investor relations outreach efforts, we engage from time-to-time with significant shareholders on topics including our business strategy and financial performance, governance and executive compensation programs and other initiatives. We shared feedback received during these meetings with our Nominating and Governance Committee and Compensation Committee, informing their decision-making.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 10

Board of Directors

Below is an overview of each of the director nominees you are being asked to elect at the 2024 Annual Meeting.

NAME	DIRECTOR SINCE	PRINCIPAL PROFESSIONAL EXPERIENCE	COMMITTEE MEMBERSHIPS	OTHER PUBLIC COMPANY BOARDS
David R. Little	1996	Chairman, President and CEO, DXP	—	—
Kent Yee	2021	SVP CFO and Secretary, DXP	—	—
Timothy P. Halter*	2001	CEO, Halter Financial Group	A, N, C	—
David Patton*	2016	Partner, law firm Locke Lord. Chair Emeritus Energy Practice	A, N, C	—
Joseph R. Mannes*	2020	President and Board member of SAMCO Capital Markets, Inc.	A, N, C	—
Karen Hoffman*	2021	Global Tax Director, Transocean Ltd	A, N, C	—

**= Independent director            N = Nominating and Governance Committee
A = Audit Committee            C = Compensation Committee

Highly-Skilled Board of Directors

The board has taken a thoughtful and deliberate approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and enable them to provide oversight of management to ensure accountability to our shareholders.

The composition of our director nominees consists of:

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 11

Board Diversity Matrix

The following chart summarizes certain self-identified personal characteristics of our directors in accordance with NASDAQ Listing Rule 5605 (f). Each term used in the table has the meaning given to it in the rule and related instructions.

Board Diversity Matrix for DXP Enterprises, Inc.
	Current Year				Prior Year

Total Number of Directors	6				6
Part I : Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	5			1	5
Part II : Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4			1	4
Two or More Races or Ethnicities		1				1
LGBTQ+
Did Not Disclose Demographic Background

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 12

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Governance Committee seeks Directors with experience, qualifications, attributes and skills that align with our business strategy. The following table describes key experience and expertise that our Director nominees collectively possess and that we consider most relevant to the decision to nominate candidates to serve on the Board.

3
50%
3

CEO Leadership Experience. Active or recently retired CEO of organization similar to DXP

1
83%
5

Accounting & Finance. Experience as an accountant or auditor at an accounting firm, Chief Financial or Accounting Officer, Controller or other relevant experience in finance and accounting, including experience in accounting, financial reporting processes, capital allocation, financial markets, acquisitions and post-acquisition integration.

2
67%
4

Risk Management. Experience with risk management of an organization and management of specific types of risk including distribution, manufacturing, technology, cybersecurity, acquisition and other related risks.

2
67%
4

Corporate Governance. Experience or expertise in corporate governance matters, including through service on the boards of other public or private companies, as well as experience with CEO and senior management succession planning and management of Environmental, Social and Governance (ESG) issues.

2
67%
4

Operations. Practical experience managing the operations of a business or organization including developing, assessing and implementing an operating plan and business operation strategy.

2
67%
4

Strategic Planning & Business Development. Strategic experience in business development and acquisitions including experience developing and implementing growth strategies.

3
50%
3

Industry – Oil & Gas. Experience in oil & gas markets for understanding and reviewing our business and strategy in one of the industry sectors and dynamic segments we serve.

The Nominating and Governance Committee has reviewed with the Board the specific experience, qualifications, attributes and skills each Director nominee standing for election as a Director at this Annual Meeting. The Committee has concluded that each Director nominee has the appropriate skills and qualifications required of Board membership and that each possesses an in-depth knowledge of the Company's businesses and strategy. The Committee further believes that our Board is composed of well-qualified and well-respected Directors who possess strength in business, finance and the capital markets.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 13

Director - Skills Matrix

A mark in the Director skills matrix below indicates a specific or specialized area of focus or expertise that each Director nominee brings to the Board. Not having a mark does not mean that the Director does not possess that qualification or skill.
Skills, Experience & Qualifications

	Halter	Hoffman	Little	Mannes	Patton	Yee
Active Executive	☑	☑	☑	☑	☑	☑
CEO Leadership Experience	☑		☑	☑
Accounting & Finance	☑	☑	☑	☑		☑
Operations			☑	☑		☑
Risk Management			☑	☑	☑	☑
Strategic, Planning & Business Development	☑	☑	☑	☑		☑
Industry : Oil & Gas		☑	☑		☑
Corporate Governance	☑		☑	☑	☑	☑
Mergers & Acquisitions	☑		☑	☑	☑	☑
HR/Talent Management		☑	☑	☑		☑

Additional information regarding the biography, experience and key competencies of each individual Director nominee and current Director, as reviewed and considered by the Committee, is provided on page 18 of this Proxy Statement

Environmental, Social and Governance Matters

ESG Highlights

DXP Enterprises, Inc. is dedicated to a global stewardship, focusing on sustainable environmental, social practices and responsible governance activities. We utilize a comprehensive continuous improvement business mindset, in all aspects of our business. Our team is committed to meeting the performance needs of end users while maintaining the highest standards of conduct.

At DXP, doing good is good for business and our global community. We monitor and manage our environmental, social, and governance (“ESG”) opportunities and impacts and engage with shareholders and other stakeholders to help create a better tomorrow and to assure the long-term viability of our Company.

The Board is committed to supporting the Company’s efforts to conduct its business in a principled, transparent, and accountable manner. The Board believes that its effective oversight of Environmental, Social and Governance matters is central to its risk oversight function. The Nominating and Governance Committee is responsible for oversight of significant ESG matters.

DXP reduces environmental impact through responsible operations that include a focus on energy conservation, waste reduction, and minimizing emissions.
DXP is powered by our people and talent growth is our mindset. We embrace inclusion and diversity as catalysts for innovation and provide equal opportunities for all. We believe our investment in our global team contributes to long-term value for our shareholders and creates a work environment that benefits every employee.

DXP believes that our collaborative philanthropic endeavors engage customers and employees and contribute to the Company’s long-term value. DXP is committed to responsible corporate governance that we believe promotes
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 14

the long-term interests of our shareholders and strengthens Board and management accountability. DXP continues to focus on expanding and elevating our oversight and management of ESG matters.

In 2021, DXP published its first ESG report, which is based on the Global Reporting Initiative (GRI) framework with cross-references to relevant Sustainability Accounting Standards Board (SASB) principles. More information about DXP’s initial corporate 2021 Sustainability Report can be found at https://www.dxpe.com/about-us/corporate-sustainability. The report includes important information gathered from across our operations regarding environmental and safety practices, including how we support energy transition efforts and support clean water and wastewater metrics and efforts. We are continually monitoring and strategically implementing actions to improve our environmental, social and safety impact.

Our employees are our greatest asset, and each employee plays an important role in the success of our Company and the overall business. Stakeholders and interested parties are key to fulfilling our corporate responsibilities which includes sustainability.

The 2023 ESG Report is available on our website at www.dxpe.com/about-us/corporate-sustainability/. The 2023 ESG Report provides detail on DXP’s ESG-related annual goals, progress updates, metrics, and initiatives.

Information on the Company’s website, including our ESG Reports, is not incorporated by reference into, and does not form part of, this Proxy Statement or any other report or document DXP files with the SEC.

Environmental Sustainability

DXP Enterprises monitors and seeks to incorporate environmental sustainability practices in its operations and supply chain. Several of our facilities are certified ISO 9001.

Social Responsibility

DXP is committed to providing a safe and health work environment. The Company instructs its employees to be responsible for observing the health and safety rules, policies, practices, laws and regulations and taking necessary precautions to protect themselves and co-workers including wearing safety equipment. We encourage employees to immediately report accidents, injuries, occupational illnesses and unsafe practices or conditions. We also ensure that first aid kits are available to all employees

Corporate Governance

DXP's governance practices serve an important role in the Company's ability to conduct its operations in a responsible and ethical manner. Over governance practices include:
•Declassified Board;
•All non-employee directors are independent in accordance with the NASDAQ listing standards; and
•Three standing Board Committees - Audit, Compensation and Nominating and Governance Committees.

Further details are outlined under the heading "Corporate Governance and Other Board Matters."

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 15

DXP ENTERPRISES, INC.
Proxy Statement
For Annual Meeting of Shareholders
to be Held June 14, 2024

Annual Meeting of Stockholders
This proxy statement is furnished to the shareholders of DXP Enterprises, Inc. (the “Company” or “DXP”), 5301 Hollister St., Houston, Texas 77040 (Tel. No. 713 996-4700), in connection with the solicitation by the Board of Directors of DXP (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 14, 2024, at 10:00 a.m., Central Time, at DXP’s principal executive offices, 5301 Hollister St., Houston, Texas 77040, or any adjournment thereof.

Proxies appointing David R. Little and Kent Yee to serve as proxies, in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein, unless revoked in the manner provided below. The Board recommends a vote “FOR” the election of nominees for director listed in this proxy statement and the accompanying proxy card, “FOR” approval, on a non-binding, advisory basis, the compensation of the CEO and named executive officers and “FOR” ratification of the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2024. If a shareholder does not specify otherwise in the proxy, the shares represented by his or her proxy will be voted as recommended by the Board.

The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire.  The proxy of a record holder may be revoked at any time before it is exercised by written notice delivered to the Corporate Secretary at 5301 Hollister St., Houston, Texas 77040, at or prior to the meeting. We are mailing to shareholders of record a Notice of Internet Availability of Proxy Materials and will make this proxy statement and our annual report, which contains audited financial statements for the fiscal year ended December 31, 2023, available to our shareholders of record on or about May 9, 2024. If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s or intermediary's voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card. To vote the shares that you hold in “street name” in person at the Annual Meeting, you must bring a legal proxy from your broker, bank or other nominee.

Record Date
At the close of business on April 19, 2024 (the “Record Date”) there were outstanding and entitled to vote 15,928,305 shares of Common Stock, par value $0.01 per share (the “Common Stock”), 1,122 shares of Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), and 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), and only the holders of record on the Record Date are entitled to vote at the meeting.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 16

Right to Vote
The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The holders of record of Series A Preferred Stock and Series B Preferred Stock on the Record Date will be entitled to one-tenth of one vote per share on each matter presented to such holders at the meeting voting together with the holders of Common Stock as a single class. No holders have cumulative voting rights. The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting.

Shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class, held by shareholders present in person or represented by proxy, including shares held by shareholders that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present at the meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the meeting, the broker cannot vote the shares, they will return a broker non-vote as to that matter, and the broker non-votes will only be counted as present in determining whether a quorum is present.  Broker non-votes will have no effect on matters that require approval by the affirmative vote of a majority of the shares present and entitled to vote on the matter. Abstentions will have the same effect as votes against a proposal for matters that require approval by the affirmative vote of a majority of the shares present and entitled to vote on the matter.  Broker non-votes and any abstentions would not be treated as, and would have no effect on, a vote for or against a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter. Broker non-votes and any withhold votes will have no effect on the plurality vote on the election of directors. As the ratification of auditors is a routine matter no broker non-votes are expected.

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class and entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of shares representing at least a majority of the shares of our Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, that are entitled to vote at the meeting and that are represented at the meeting, by person or proxy, is required for approval of the non-binding, advisory vote on executive compensation and the ratification of the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of the Company for the year ended December 31, 2024.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, are entitled to vote with respect to each of the six nominees for election to the Board. All directors hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to vote the proxies “FOR” the election of each of the nominees named below, unless otherwise specified in any particular proxy. Management of DXP does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board. In accordance with DXP’s Bylaws and Texas law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 17

The persons listed below have been nominated for election to fill the six director positions.

NOMINEE	AGE	POSITION	SINCE
David R. Little	72	Chairman of the Board, President and CEO	1996
Kent Yee	49	Senior Vice President/Chief Financial Officer	2021
Timothy P. Halter	57	Director	2001
David Patton	74	Director	2016
Joseph R. Mannes	65	Director	2020
Karen Hoffman	45	Director	2021

Board Recommendation

☑ Our Board recommends that you vote "FOR" each of or "FOR ALL" the election of the above nominees.

Information Regarding Board Nominees and Directors

Background of Board Nominees for Director

DAVID R. LITTLE

SKILLS AND QUALIFICATIONS
• Public company CEO and President	• M&A
• Strategy and operations	• Finance
• Distribution, manufacturing	• Human capital

Mr. Little has served as Chairman of the Board, President and Chief Executive Officer of DXP since its organization in 1996 and also has held these positions with SEPCO Industries, Inc., predecessor to the Company (“SEPCO”), since he acquired a controlling interest in SEPCO in 1986.

Mr. Little has been employed by SEPCO since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President. Mr. Little gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies. He also provides leadership skills and knowledge of our local community and business environment, which he has gained through his long career with DXP and its predecessor companies.

KENT YEE

SKILLS AND QUALIFICATIONS
• Finance and accounting	• M&A
• Strategy and operations	• Human resources
• Distribution, manufacturing	• Capital markets

Mr. Yee has served as a Director of DXP since April 2021. Mr. Yee was appointed Senior Vice President/Chief Financial Officer in June 2017. Currently, Mr. Yee is responsible for acquisitions, finance, accounting, business integrations and human resources of DXP. From March 2011 to June 2017, Mr. Yee served as Senior Vice President Corporate Development and led DXP's mergers and acquisitions, business integration and internal strategic project activities.

During March 2011, Mr. Yee joined DXP from Stephens Inc.'s Industrial Distribution and Services team where he served in various positions and most recently as Vice President from August 2005 to February 2011. Prior to Stephens, Mr. Yee was a member of The Home Depot’s Strategic Business Development Group with a primary focus on acquisition activity for HD Supply. Mr. Yee was also an Associate in the Global Syndicated Finance Group at JPMorgan Chase. He has executed over 55 transactions including more than $1.6 billion in M&A and $3.9 billion in financing transactions primarily for change of control deals and numerous industrial and distribution acquisition
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 18

and sale assignments. He holds a Bachelors of Arts in Urban Planning from Morehouse College and an MBA from Harvard University Graduate School of Business.

TIMOTHY HALTER

SKILLS AND QUALIFICATIONS
• M&A	• Global / international experience
• Capital markets	• Compensation / incentives
• Strategic planning	• Entrepreneurship
• Strategy

Mr. Halter has served as a Director of DXP since July 2001. Mr. Halter is the Chairman and Chief Executive Officer of Halter Financial Group, Inc., a position he has held since 1995. Halter Financial Group is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance. Mr. Halter brings to our Board extensive experience in the area of strategic planning, corporate finance, compensation and entrepreneurship.

JOSEPH R. MANNES, CFA

SKILLS AND QUALIFICATIONS
• CEO and executive leadership	• Capital markets
• Strategy and operations	• Corporate governance
• Finance and technology	• Accounting and Finance

Mr. Mannes has served as a Director of DXP since February 2020. Mr. Mannes is the President and a member of the board of directors of SAMCO Capital Markets, Inc., a position he has held since 2010. Prior to that he was the Chief Operating Officer and Managing Director (Corporate Finance) of SAMCO Capital Markets, Inc., which is a regional broker/dealer based in Austin, Texas, specializing in underwriting, financial advisory, and corporate finance. Mr. Mannes brings extensive experience across multiple industries, including banking, investment banking, technology, retail, distribution and manufacturing. Mr. Mannes graduated with an AB from Dartmouth College and an MBA from the Wharton School, graduate division. His experience includes time as a chief financial officer with Clearwire Technologies and E-Certify. He was formerly the Chairman of the Board of Tandy Leather Factory, is currently President of the Provincial Foundation and serves on the boards of various private companies. Mr. Mannes is a Chartered Financial Analyst. Mr. Mannes is the Chair of the Audit Committee.

DAVID PATTON

SKILLS AND QUALIFICATIONS
• Legal	• General management
• Corporate governance	• Risk management
• Oil and gas	• Compensation/Incentives

Mr. Patton has served as a Director of DXP since July 2016.  Mr. Patton is a partner at Locke Lord LLP and Chair-Emeritus of the Locke Lord LLP’s Energy Practice Group where he began his career in 1977.  He has over 40 years of experience in various legal aspects of the oil and gas industry, including acquisitions and sales of assets or equity interests, drafting and negotiating leases, contracts, and agreements related to field operations. David has represented clients in connection with surface use conflicts, day to day exploration and development activities, and the resolution of oil and gas disputes.  He is a frequent speaker on oil and gas issues and is active in the Rocky Mountain Mineral Law Foundation and the State Bar of Texas.  Mr. Patton brings to our Board a diverse business background including extensive knowledge in the oil and gas industry, experience with acquisitions and overall familiarity with issues surrounding managing and leading publicly held companies. Mr. Patton is Chair of the Compensation Committee.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 19

KAREN HOFFMAN, CPA

SKILLS AND QUALIFICATIONS
• Accounting	• General management
• Corporate governance	• Oil and gas
• Tax	• Risk management

Mrs. Hoffman has served as a Director of DXP since November 2021. Mrs. Hoffman is the Global Tax Director for Transocean Ltd., a position she has held since 2020. Prior to Transocean Ltd, she spent eighteen years with PricewaterhouseCoopers LLP with experience in tax accounting and the energy industry. Mrs. Hoffman started her career at PricewaterhouseCoopers LLP.

Mrs. Hoffman graduated with a B.A. from The University of Texas in Business Administration and a Masters in Professional Accounting from the graduate division. Mrs. Hoffman is a Certified Public Accountant (CPA). Mrs. Hoffman is the Chair of the Nominating and Governance Committee.

Corporate Governance and Other Board Matters

DXP is committed to having sound corporate governance principles. Having such principles is essential to running DXP’s business efficiently and maintaining DXP’s integrity in the marketplace.

DXP's Internet address is www.dxpe.com. The following corporate governance documents are available on our website by clicking on tabs “Investors” and “Corporate Governance”:

•Code of Conduct
•Cybersecurity Policy
•Anti-Corruption Policy
•Conflict Minerals Policy
•Code of Ethics for Senior Financial Officers, and
•Charters for the Audit, Compensation and Nominating and Governance of our board
•The information included in our website is not incorporated herein by reference

Board Independence

The Board has determined that each of the current directors standing for re-election, except David R. Little and Kent Yee, the Chairman of the Board and Chief Executive Officer and Chief Financial Officer, respectively, have no material relationship with DXP (either directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is “independent” within the requirements of the NASDAQ listing standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board of Directors has no material relationship with DXP (directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is “independent” within the requirements of the NASDAQ listing standards.

Board Structure and Committee Composition

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on the Board possess considerable professional and industry experience and a unique knowledge of the challenges and opportunities that DXP faces. As such, the Board believes that it is in the best position to evaluate the needs of DXP and to determine how best to organize DXP’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for DXP at the present time is for Mr. Little to serve as both Chairman of the Board and Chief Executive Officer.

This model has succeeded because it makes clear that the Chairman of the Board and Chief Executive Officer is responsible for managing our business, under the oversight and review of our Board. This structure also enables our Chief Executive Officer to act as a bridge between management and the Board, helping both to act together in
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 20

pursuing the best interests of shareholders. Mr. Little has been our Chairman of the Board and Chief Executive Officer since DXP’s organization in 1996 and has been with DXP and its predecessor companies for over 40 years.

There is no specific lead independent director. The Board believes that there is already substantial independent oversight of DXP’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•We have a majority of independent directors: Four out of the six directors meet the criteria for independence required by NASDAQ; only Mr. Little and Mr. Yee are deemed not to be independent.
•All committees are composed solely of independent directors: Our Audit, Compensation and Nominating and Governance Committees are each composed solely of independent directors. Each of our independent directors serves on each of the committees.
•Non-employee directors meet regularly: Our non-employee directors typically meet in executive sessions without our employee directors (Mr. Little and Yee) at each regularly scheduled Board meeting.

The Board has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. The Board met four times in 2023. Each director attended (whether in person or telephonically) all of the meetings of the Board and committees of which he or she was a member. DXP does not have a policy regarding director attendance at Annual Meetings of Shareholders. One director attended the last Annual Meeting of Shareholders.

Messrs. Halter, Mannes, Patton and Mrs. Hoffman are the members of the Audit, Compensation and Nominating and Governance Committees.

Voting Matters

Ensuring continuity in leadership all directors nominated for re-election at the 2023 Annual Shareholders meeting received unanimous shareholder approval. The Board remains committed to diligent oversight and creating long-term shareholder value for all shareholders. Given the outcome of last years Annual Shareholders meeting, and our governance model, each director will stand for re-election this year.

Majority Voting Standard

General
Our Bylaws provide for majority voting in uncontested director elections effective January 1, 2022 in response to previous years stakeholder feedback. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Contested Elections
At any meeting of shareholders for which the number of nominees for director at a meeting of shareholders exceeds the number of directors to be elected at such meeting or if the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the Company’s Bylaws and such nomination has not been withdrawn on or before the fourteenth day before the Company first files its definitive proxy statement with respect to such meeting with the Securities and Exchange Commission the directors will be elected by a plurality of the votes cast. This means that the nominees who receive the most affirmative votes would be elected to serve as directors.

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Board’s Role in Risk Oversight

Strategy

One of the Board’s primary responsibilities is overseeing management’s development and execution of the Company’s strategy.

At least quarterly, the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board. The Board annually conducts an even more in-depth review of the Company’s overall strategy. At these reviews, the Board engages with our executive leadership team and other business leaders regarding business objectives, the competitive landscape, economic trends and other developments. On an annual basis the Board also reviews the Company’s human capital, risk assessment/risk management, compliance and sustainability programs as well as the Company’s operating budget, and at meetings occurring throughout the year the Board reviews acquisitions, strategic investments and other capital allocation topics as well as the Company’s operating and financial performance, among other matters. The Board also looks to the expertise of its committees to inform strategic oversight in their areas of focus.

SPOTLIGHT: OVERSIGHT OF STRATEGIC ACQUISITIONS

The Board oversees DXP's strategic acquisition process. DXP views acquisitions as an important element of our strategy to deliver long-term shareholder value. Our Board includes members with extensive business combination experience. That depth of experience allows the Board to constructively engage with management and effectively evaluate acquisitions for alignment with our strategy, culture and financial goals. Management is charged with identifying potential acquisition targets, executing transactions, and managing integration, and our Board's oversight extends to each of these elements. Management and the Board regularly discuss potential acquisitions and their role in the Company's overall business strategy. These discussions address acquisitions in process and potential future acquisitions, and cover a broad range of matters which may include valuation, due diligence, risk and anticipated synergies with DXP's businesses and strategy. The Board's acquisition oversight also extends across transactions and over time; the Board reviews and provides feedback regarding the operational and financial performance of our historical acquisitions.

Risk

Risk is inherent in every business, and DXP faces many risks of varying size and intensity. While management is responsible for day-to-day management of those risks, the Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board administers its risk oversight function primarily by receiving regular reports from Mr. Little, our Chairman of the Board and Chief Executive Officer, and other members of our senior management who supervise various aspects of our business, including operations, finance, compliance, investor relations and safety and environmental matters, on risk management. The Audit Committee and the Compensation Committee review risks related to the Company’s financial and compensation practices, respectively. By having these committees engaged in aspects of risk oversight, the Board intends to have a focus on financial, enterprise and compensation risks. The Board believes that its administration of risk management oversight has not affected the Board’s leadership structure, as described above.

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The Board’s role in risk oversight at the Company is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company. The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to the Board committees. Generally, the Board delegates risk oversight responsibility to its committees where it believes the committee’s focused domain expertise will support efficient and effective oversight, and each committee typically has responsibility with respect to risks that are associated with the purpose of, and responsibilities delegated to, that committee. Each of the Audit, Compensation, and Nominating and Governance Committees reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. The timeframe over which the Board and its committees evaluate risk typically varies depending on the nature of the risk. From time to time, the Board and/or its committees may consider inputs from outside advisors with respect to certain risks and risk trends. With respect to the manner in which the Board’s risk oversight function impacts the Board’s leadership structure, as described above, our Board believes that Mr. Little's management experience and tenure help the Board to more effectively exercise its risk oversight function.

The graphic below summarizes the primary areas of risk overseen by the Board and by each of its committees.

Board
Risks associated with DXP's strategic plan, acquisition, and capital allocation program, capital structure, liquidity, organizational structure and other significant risks and overall risk assessment and risk management policies.
Audit Committee
Major financial risk exposures, significant legal, compliance, reputational, cybersecurity, and privacy risks, and overall risk assessment and risk management policies.
Compensation Committee
Risks associated with compensation policies, and practices, including base salary and incentive compensation.
Nominating & Governance Committee
Risks related to corporate governance, effectiveness of Board and committee oversight and review of director candidates, conflict of interest, director independence, and sustainability.
Management
Responsibility for assessing and managing DXP's risk exposure. On an annual basis, DXP's senior leadership inventories, assesses, and prioritizes the most significant risks facing the Company as well as related mitigation efforts and provides updates to the Board.

While the Board is ultimately responsible for risk oversight, the committees assist the Board in the areas described below.

•The Audit Committee assists with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements.
•The Compensation Committee assists with respect to management of risks related to executive succession and retention and arising from our executive compensation policies and programs.
•The Nominating and Governance Committee assists with respect to management of risks associated with Board organization and membership, and other corporate governance matters, as well as company culture and ethical compliance.

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We have assessed the risks arising from DXP's compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on DXP.

SPOTLIGHT: OVERSIGHT OF CYBERSECURITY RISK

DXP's cybersecurity strategy and risk management program focuses on maintaining a secure environment for our data that complies with applicable legal requirements and effectively supports our business objectives and customer needs. Our commitment to cybersecurity emphasizes cultivation of a security-minded culture through education and training, and a programmatic and layered approach to prevention and detection of, and response to, cybersecurity threats. Key elements of our program include:

•cybersecurity policies that articulate our expectations and requirements with respect to topics such as acceptable use of technology and data, data privacy, risk management, education and awareness and event and incident management;

•regular education of and sharing best practices with our associates to raise awareness of cybersecurity threats;

•assessment of information technology/cybersecurity risks as part of DXP’s annual Enterprise Risk Management program;

•maintenance of cyber insurance in amounts and subject to coverage terms that are typical for companies of our type and size (however, such insurance may not be sufficient in type or amount to cover us against claims related to security breaches, cyber-attacks and other related breaches); and

•periodic engagement of external consultants to assess our cybersecurity program.

We also strive to implement and maintain layered controls designed to prevent and, where necessary, detect and respond to cybersecurity threats, including controls designed to facilitate identification of third-party cybersecurity risks.

At the management level, DXP’s cybersecurity program is led by the Company’s Chief Information Officer (“CIO”), who reports to DXP’s Chief Executive Officer (“CEO”). At the Board level, DXP’s Board of Directors has delegated to the Audit Committee of the Board responsibility for oversight of risks relating to cybersecurity, as set forth in the Committee’s charter. Multiple members of DXP’s Audit Committee have prior work experience overseeing or assessing a cybersecurity function. DXP’s CIO updates the Audit Committee regarding DXP’s cybersecurity program, including key program metrics, initiatives and developments. The Audit Committee regularly briefs the full Board on these matters. In addition, in the event of a significant cybersecurity incident, DXP's policy and process requires timely engagement of and consultation with the Audit Committee.

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Audit Committee

DXP has an Audit Committee, which assists the Board in fulfilling its responsibilities for general oversight of the integrity of DXP’s financial statements, DXP’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of DXP’s independent auditors. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter; appoints, evaluates and determines the compensation of DXP’s independent auditors; reviews and approves the financial statements, the audit fee and the scope of the annual audit; reviews DXP’s disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on DXP’s financial statements. The Audit Committee works closely with management as well as DXP’s independent auditors. Furthermore, the Audit Committee has the responsibility of overseeing DXP’s Business Ethics Policy. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that Audit Committee Chairman Joseph R. Mannes is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K, as adopted by the Securities and Exchange Commission, and was independent within the meaning of the NASDAQ listing standards. The report of the Audit Committee is included herein. A current copy of the charter of the Audit Committee is available under the "Investors" tab of DXP’s website at http://www.dxpe.com.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of DXP’s executive officers and directors; produces an annual report on executive compensation for inclusion in DXP’s proxy statement; provides general oversight of equity compensation plans; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include: reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving employment agreements for executive officers; approving and amending DXP’s incentive compensation for executive officers and share compensation programs (subject to shareholder approval if required); recommending director compensation to the Board; monitoring director and executive stock ownership; and annually evaluating its charter.

The Compensation Committee charter provides that the Compensation Committee may delegate any of its duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the Compensation Committee. No such delegation of duties and responsibilities occurred in 2023. In addition, the Compensation Committee may delegate to one or more individuals the administration of equity incentive or employee benefit plans, unless otherwise prohibited by law or applicable stock exchange rules. Any such delegation may be revoked by the Compensation Committee at any time.

A current copy of the charter for the Compensation Committee is available under the "Investors" tab of DXP’s website at http://www.dxpe.com.

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Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Chairman of the Board and Chief Executive Officer and presenting the results of the review to the Board and to the Chairman of the Board and Chief Executive Officer; reviewing and recommending proposed changes to DXP’s charter or bylaws and Board committee charters; recommending Board committee assignments; reviewing governance-related shareholder proposals and recommending Board responses; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members.

A current copy of the charter for the Nominating and Governance Committee is available under the "Investors" tab of DXP’s website at http://www.dxpe.com.

Consideration of Shareholder Recommendations

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary
DXP Enterprises, Inc.
5301 Hollister St.
Houston, Texas 77040

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with longstanding DXP values and standards. They should have broad experience at the policy-making level in business, government, education or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly. The Nominating and Governance Committee does not have a specific policy regarding diversity and believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experiences, knowledge, attributes and abilities that will allow the Board to fulfill its responsibilities.

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Identifying and Evaluating Nominees for Director

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board, the make-up of the board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. The Nominating and Governance Committee will consider properly submitted shareholder nominations for candidates for the Board as set forth in the Company’s bylaws, and the procedures described in the section entitled “Proposals for Next Annual Meeting” in this proxy statement. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for DXP’s Annual Meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. In evaluating such nominations, the Nominating and Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year. The sessions are scheduled and chaired by the Chair of the Audit Committee. Any non-management director may request that an additional executive session be scheduled.

Communications with the Board

Shareholders may communicate with the Board by submitting an e-mail to the attention of the Board at dxpboardcom@dxpe.com or by mailing correspondence to the Board c/o Human Resources, 5301 Hollister St., Houston, Texas 77040. All such correspondence will be forwarded to the Board. Communications that are intended specifically for non-management directors should be sent to the attention of the Audit Committee. All such correspondence will be forwarded to the Chairman of the Audit Committee, or if unavailable, to the other members of the Audit Committee.

COMMITTEES AND MEETINGS OF THE BOARD

Committees

The Board appoints committees to help carry out its duties. The Board has the following standing committees: Audit, Compensation, and Nominating and Corporate Governance. The following table sets forth the committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2023:

Director	Audit Committee	Compensation Committee	Nomination/Corporate Governance Committee
David Little	—	—	—
Kent Yee	—	—	—
Timothy Halter	✓	✓	✓
David Patton	✓	†	✓
Joseph R. Mannes	†	✓	✓
Karen Hoffman	✓	✓	†
Number of meetings held in 2023	4	4	4
† - Denotes chair
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 27

COMPENSATION OF DIRECTORS

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board and the Compensation Committee are guided by the following principles:

•compensation should fairly pay directors for work required in a company of our size and scope, and differentiate among directors where appropriate to reflect different levels of responsibilities;

•a significant portion of the total compensation should be paid in stock-based awards to align directors' interest with the long-term interests of our shareholders; and

•the structure of the compensation program should be simple and transparent.

Director’s Fees. During 2023, each of our independent directors received a fee of $12,500 for each quarterly board meeting. Our directors who are our employees or otherwise are not independent do not receive any compensation for attending board or committee meetings. Additionally, during fiscal 2021, the Board of Directors engaged Longnecker & Associates to review both directors and executive compensation and pay. Effective, January 1, 2022, it was determined that the board would receive an increase in fees from $3,000 for each quarterly board meeting to $12,500 per quarterly board meeting. The following table summarizes the annual fees in cash for the Board.

Amount
Annual fee	$50,000
Annual fee for Audit Committee Chair	15,000
Annual fee for Compensation Committee Chair	10,000
Annual fee for Nominating & Governance Chair	10,000

Restricted Stock. In addition to the compensation set forth above, each non-employee director receives restricted stock granted under the 2016 Omnibus Incentive Plan. The number of whole shares granted each July 1 is calculated by dividing $75,000 by the closing price of the Common Stock on such July 1. The fair value of restricted stock awards is measured based upon the closing prices of DXP’s Common Stock on the grant dates and is recognized as compensation expense over the vesting period of the awards.

On July 1, 2023, Mannes, Halter, Patton and Hoffman each received 2,008 shares of restricted stock. The shares of restricted stock vest one year on the anniversary of the date of grant.

Indemnification

The Company has entered into indemnification agreements with each of its directors. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company, to the extent permitted by applicable law.

Other Items

The Company reimburses all directors for reasonable travel expenses incurred when attending Board and committee meetings.

The table below summarizes the compensation paid by the Company to our Directors, other than Mr. Little and Mr. Yee, for the fiscal year ended December 31, 2023.

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FY2023 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph R. Mannes	65,000	75,000	—	—	—	—	140,000
Timothy Halter	50,000	75,000	—	—	—	—	125,000
David Patton	60,000	75,000	—	—	—	—	135,000
Karen Hoffman	60,000	75,000	—	—	—	—	135,000

(1) The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock awards (“RSA”) awarded in 2023, calculated pursuant to FASB ASC Topic 718. See also Note 11, Share-Based Compensation, to our audited financial statements included in our annual report on form 10-K for the year ended December 31, 2023 filed with the SEC on March 11, 2024. Mannes, Halter, Patton, and Hoffman, have 49,063, 21,565, 12,685 and 4,407 RSAs outstanding, respectively, as of December 31, 2023.

Code of Conduct and Code of Ethics for Senior Financial Officers

DXP has adopted a code of conduct for directors, officers (including DXP’s principal executive officer, principal financial and accounting officer and controller) and employees. Also, DXP has adopted a code of ethics for senior financial officers which includes executive financial officers (including DXP’s principal executive officer, principal financial and accounting officer and controller) and key financial managers. The Code of Conduct and Code of Ethics for Senior Financial Officers are available on DXP’s website at http://ir.dxpe.com/corporate-governance/governance-documents/default.aspx. DXP intends to post amendments to or waivers (to the extent applicable to DXP’s principal executive officer, principal financial officer or controller, or persons performing similar functions), if any, from its Code of Ethics for Senior Financial Officers at the same location on the DXP website.

Policy Regarding Restricted Transactions

Our directors and executive officers are prohibited from engaging in speculative transactions in Company securities, such as trading in puts and calls, or selling securities short. We have adopted a pledging limitation policy for our directors and executive officers restricting directors and executive officers from pledging shares of the Company and holding shares of the Company in margin accounts. Directors and executive officers of the Company may pledge shares or hold shares in margin accounts so long as all of the following policy requirements are met: (i) prior to pledging shares or holding shares in a margin account such director or executive officer shall obtain approval from the Chief Financial Officer, and (ii) in no event shall the total number of shares collectively pledged by our directors and executive officers exceed 10% of the Company’s total outstanding Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 19, 2024 with respect to (i) persons known to DXP to be beneficial holders of five percent or more of the outstanding shares of either Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers, directors and director nominees of DXP and (iii) all executive officers and directors of DXP as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock listed below. We calculated the percentage of shares outstanding based on 15,928,305 shares of Common Stock, 1,122 shares of Series A Preferred Stock, and 15,000 shares of Series B Preferred Stock outstanding as of April 19, 2024. In accordance with SEC regulations, we also include shares issuable upon exercise of options or settlement of restricted stock units (“RSUs”) or other derivative securities that are vested or exercisable, or will become vested or exercisable, within 60 days of April 19, 2024 (the “table date”). Those shares are deemed to be outstanding and beneficially owned by the person holding such option, RSU or other derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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NAME OF BENEFICIAL OWNER (1)	COMMON STOCK	%	SERIES A PREFERRED STOCK	%	SERIES B PREFERRED STOCK	%
David R. Little	1,234,669	7.8%	—	—	—	—%
Nick Little	857,597	5.4%	—	—	5,000	33.33%
Paz Maestas	625,867	3.9%	—	—	5,000	33.33%
Kent Yee	72,287	*	—	—	—	—%
Timothy P. Halter, Director	47,055	*	—	—	—	—%
Chris Gregory	30,606	*	—	—	—	—%
John Jeffery	25,184	*	—	—	—	—%
David Patton, Director	19,557	*	—	—	—	—%
Joseph R. Mannes, Director	10,677	*	—	—	—	—%
David Molero Santos	4,089	*	—	—	—	—%
Karen Hoffman	2,399	*	—	—	—	—%
Other beneficial ownersI2)	624,521	*	—	—	5,000	33.34%
All executive officers and, directors as a group (14 persons)	3,564,815	22.4%	—	—	15,000	100.00%
Other Beneficial Owners
BlackRock, Inc. (3)	2,225,945	14.0%	—	—	—	—%
Dimensional Fund Advisors LP (4)	1,122,651	7.0%	—	—	—	—%
The Vanguard Group (5)	1,024,441	6.4%	—	—	—	—%
American Century Investment Management Inc (6)	768,087	4.8%	—	—	—	—%

Outstanding Series A Preferred Shareholders	—	—%	1,122	100%	—	—%
*Less than 1%

(1)The address for all listed beneficial owners is 5301 Hollister St., Houston, Texas 77040, unless otherwise noted.
(2)Includes Controller and other material related parties.
(3)Based solely on a Schedule 13G/A filed with the SEC on January 23, 2024, BlackRock, Inc. and its subsidiaries have sole voting power with respect to 2,198,234 shares and sole dispositive power with respect to 2,225,945 shares. The address for BlackRock, Inc., is 55 East 52nd Street, New York, NY 10055.
(4)Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP has sole voting power with respect to 1,103,709 shares and sole dispositive power with respect to 1,122,651 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(5) Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power with respect to 12,228 shares, sole dispositive power with respect to 999,736 shares and shared dispositive power with respect to 24,705 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6) Based on a Schedule 13G/A filed with the SEC on February 12, 2023, (i) American Century Capital Portfolio, Inc. has sole voting and dispositive power with respect to 556,656 shares, (ii) American Century Investment Management, Inc. has sole voting power with respect to 738,391 of these shares and, sole dispositive power with respect to 768,087 shares, (iii) American Century Companies, Inc. has sole voting power with respect to 738,391 shares and sole dispositive power with respect to 768,087 shares, and (iv) Stowers Institute for Medical Research has sole voting power with respect to 738,391 shares and sole dispositive power with respect to 768,087 shares. American Century Companies, Inc. (“ACC”) is controlled by the Stowers Institute for Medical Research, that is a beneficial owner of these shares. American Century Investment Management, Inc. is a wholly-owned subsidiary of ACC. The address for The American Century Investment Management, Inc. is 4500 Main Street, Kansas City, MO 64111.
(7) The last known addresses for Donald Tefertilla, Norman O. Schenk, Charles Jacob and Ernest E. Herbert are 4425 Congressional Drive, Corpus Christi Texas 78413, 4415 Waynesboro, Houston, Texas 77035, P.O. Box 57, Kenner, Louisiana 70062 and 320 Time Saver Avenue, Harahan, LA 70123, respectively.

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS ("Say-on-Pay")

As required pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is providing stockholders with an advisory (non-binding) vote to approve the compensation paid to our named executive officers (“NEOs”) as disclosed in this proxy statement. This advisory vote is commonly known as a ‘Say-on-Pay’ vote. We currently hold a Say-on-Pay vote on an annual basis.

The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of linking pay to executive performance and levels of responsibility, encouraging our executive officers to remain focused on both
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 31

short-term and long-term financial and strategic goals of the Company, and aligning the interests of our executive officers with the interests of our stockholders by linking executive performance to stockholder value.

At the 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”), over 90% of the votes cast were voted in favor of the Say-on-Pay resolution at the 2023 Annual Meeting.

Considering the strong level of support expressed by our shareholders for the executive compensation program for our then NEOs, the Compensation Committee decided to continue to apply the same guiding philosophy and principles to subsequent decisions regarding NEOs compensation. However, the Committee did decide to engage independent consultants to determine if there were areas to improve and as such there were some changes made to the 2021 NEOs programs, as in the Compensation Discussion and Analysis section below. The Compensation Committee also continues to monitor voting policy changes adopted by our institutional stockholders and their advisors, and expect to continue to take those voting policies into account when considering changes to our executive compensation program.

At the Annual Meeting, the shareholders will vote on a non-binding, advisory resolution regarding the compensation of our NEOs. Our NEOs for the 2023 fiscal year were:

•David Little, President and Chief Executive Officer
•Kent Yee, Senior Vice President, Chief Financial Officer and Secretary
•Nick Little, Senior Vice President, Chief Operating Officer
•Paz Maestas, Senior Vice President/Chief Marketing & Technology Officer
•Chris Gregory, Senior Vice President, Chief Information Officer

Say-On-Pay Voting

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly align with the long-term interests of our shareholders. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives you as a shareholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in DXP’s 2024 proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion.”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of our executive compensation program.

Because your vote is advisory, it will not be binding upon DXP or our Board. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The Company conducts such “Say-on-Pay” votes on an annual basis.

This proposal must be approved by the affirmative vote of the holders of shares representing at least a majority of the shares entitled to vote at the meeting and represented at the meeting, by person or proxy, by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares that are represented at the meeting for the purposes of this proposal and will have no effect on this proposal.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 32

Board Recommendation

☑ Our Board recommends that you vote "FOR" the resolution to approve, on an advisory basis, the compensation of DXP's named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is composed of Timothy Halter, Joseph R. Mannes, David Patton and Karen Hoffman. The purpose of the Compensation Committee is to review, approve and make recommendations to the Board on matters regarding the compensation of officers, directors, employees, consultants and agents of DXP and act as the administrative committee for any incentive compensation plans and equity-based plans of DXP. The Compensation Committee makes its compensation decisions based upon its own research and analysis, with input from the principal executive officer or chief executive officer other than with respect to his own compensation. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for, compensation consultants, legal, accounting and other advisors as the Compensation Committee deems necessary to carry out its duties. As such, the Compensation Committee engaged an independent consultant, Longnecker & Associates to review NEOs pay starting in fiscal 2021 and has since continued into fiscal 2022. Please note that Longnecker & Associates was acquired by NFP Compensation Consulting in 2017 and rebranded in the fall of 2022.

Introduction
This Compensation Discussion and Analysis has been prepared by our management and reviewed by the Compensation Committee of our Board of Directors. This discussion provides information and context regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers in 2023, all of whom are collectively referred to as the NEOs.

The Company's executive compensation policies are designed to provide aggregate compensation opportunities for our executives that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are:

•aligning executive pay and benefits with the performance of the Company and shareholder returns while fostering a culture of highly ethical standards, teamwork, longevity with the Company, integrity, and
•attracting, motivating, rewarding, and retaining the broad-based management talent required to achieve corporate objectives.

Compensation Philosophy and Objectives

We have adopted a basic philosophy and practice of offering market competitive compensation that is designed to attract, retain and motivate a highly-qualified executive management team. With respect to our principal executive officer, principal financial officer and the other three most highly-compensated executive officers (collectively referred to as the “Named Executives”), this discussion describes our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the Named Executives and the policies and practices to administer such programs.

The Compensation Committee is comprised entirely of non-employee directors. In addition to offering market competitive compensation programs, we place significant emphasis on pay for results where the primary goal is to motivate executive management to achieve the business and strategic objectives that drive shareholder value. Our executive compensation programs have been designed to achieve the following objectives:

•attract and retain talented and experienced executives by offering market competitive compensation;
•encourage teamwork and support a pay-for-results policy; and
•motivate key executives to achieve strategic business initiatives and to reward them for their achievements.

In pursuit of these objectives, the Compensation Committee believes that the compensation packages provided to the Named Executives should include both base salary and incentive compensation, with an emphasis on pay that is based on DXP’s performance.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 33

Best Compensation Practices and Policies

What We Do		What We Do Not Do
✓	Heavy emphasis on variable compensation	✗	No guaranteed salary increases or incentive guarantees
✓	Balance of short-term and long-term compensation to discourage short-term thinking and risk taking	✗	No employment contracts containing multi-year guarantees for salary increases, bonuses or equity compensation
✓	Meaningful quantitative goals for performance-based annual and long-term compensation	✗	No discretionary incentives
✓	Annual say-on-pay advisory vote	✗	We do not allow tax gross-ups
✓	We seek independent advice through compensation consultants	✗	No overlapping performance metrics between short-term and long-term incentive programs
✓	We have an ongoing shareholder outreach effort	✗	No long-term incentive compensation is paid in cash

Pay for Performance and Corporate Strategy

We have aligned our executive compensation programs with our long-term strategy. Actions taken to achieve the performance compensation measures are creating long-term value for our shareholders and other stakeholders.

Our Strategy: Grow Revenue, Leverage Scale, and Invest Capital

GROW SALES:
We plan to grow sales by remaining relevant to the business-to-business industrial customer as their preferences evolve through a combination of price, product, service and technology differentiation strategies. In 2023, sales were $1.7 billion, and we completed three acquisitions.

LEVERAGE SCALE:
We leverage our scale by optimizing our business segments using technology, shared services, where appropriate, and best practices. Our scale enables us to achieve cost efficiencies by maximizing our purchasing power and utilizing economies of scale through our supply chain channel. During the recent pandemic, we were able to continue to operate without any major disruptions to our business, which highlights the power of our scale due our many shared resources.

Growing sales and leveraging our scale increases cash flow, which enables us to:

ALLOCATE CAPITAL:
We continue maximizing capital investment opportunities in a disciplined and balanced manner to deliver the highest relative return. Our priorities for investing our capital are: 1) investing in acquisitions and organically where appropriate; 2) managing debt; and 3) returning cash to our shareholders via share repurchases. In 2023, we invested capital of $58.3 million, including the investment of $10.4 million in acquisitions and organic opportunities, and returning $47.9 million to shareholders through share repurchases.

Role of the Independent Consultant

Engagement of NFP Compensation Consulting ("NFP") (formerly referred to as Longnecker & Associates (“Longnecker”))
The Committee retained the services of NFP, an external independent executive compensation consultant, to assist the Committee in its review of executive compensation practices, including the competitiveness of pay levels, program design, market trends, and technical considerations.

Pursuant to SEC rules, the Committee has assessed the independence of NFP and, in 2021, the Committee concluded that no conflict of interest exists that would prevent Longnecker from providing independent advice to the Committee. Longnecker does not provide any consulting advice to the Company, or any of its subsidiaries, outside
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 34

the scope of executive compensation and will not do so without the prior consent of the Committee chair. NFP met with the Committee chair and the Committee outside the presence of management.

Market Compensation Data Analysis

In general, NFP provided the Company with external pay comparison data. The Committee recognizes that over-reliance on external comparisons can be of concern, and the Committee is mindful of the value and limitations of comparative data. Therefore, although the Committee used comparative data provided by NFP as one input in making certain of its NEOs compensation decisions, such data is not the primary factor in the decision-making process.

In determining compensation opportunities for NEOs in 2022 and 2023, the Committee considered peer group data for select executive positions as a primary market reference point. As a secondary market reference point, the Committee reviewed pay levels from similarly sized revenue companies disclosed in published surveys. We did not select the constituent companies comprising the survey group, and the component companies’ identities were not a material factor in the applicable compensation analysis. The market information is considered a reference point rather than policy for reviewing competitiveness.

The Committee used this competitive market assessment as only one factor in its compensation decisions; the Committee also considered other factors including, but not limited to, each NEO time in their particular role, historical performance and, to a lesser extent, internal equity considerations.

Key Recent Changes to Executive Compensation Program

DXP’s Compensation Committee regularly reviews our executive compensation program with a view toward continuous improvement and consideration of investor feedback. In recent years, the Committee has enhanced the program to reinforce the already-strong linkages (1) between pay and performance, (2) between the interests of our shareholders and the interests of our executive officers, and (3) between the Company’s strategic plan and executive compensation program. These improvements have included the introduction of a long-term incentive compensation program that took effect full effect in fiscal year 2022.

The Committee has enhanced our executive compensation program over the last several years to reinforce our performance-oriented culture and expects to continue to improve the program as appropriate, but also believes that consistent use of best-practice designs is important in effectively communicating key messages to our executives. As a result, the Committee does not revise the program to align with emerging trends unless it sees a clear business rationale for DXP.

Methodologies for Establishing Compensation

In determining the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of all of our executive officers. With respect to the compensation levels of all other NEOs, the Compensation Committee meets with our Chief Executive Officer who makes recommendations to the committee regarding the compensation of the other NEOs.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 35

What We Pay and Why: Overview of Key 2023 Program Elements

Element	Nature	Description	Why We Provide It
Base Salary	Cash	Fixed compensation component payable in cash; reviewed annually and subject to adjustment	Attract and retain executive talent by paying competitive base compensation for expected levels of day-to-day performance

Short-Term Bonus Incentive	Cash (variable)	STBI paid in cash based on performance against annually established goals, as determined by the Committee	Align NEOs performance with the Company's near-term financial objectives

Long-Term Incentive Award	Stock (variable)	LTI equity awards include performance-based restricted stock awards that vest over three years	Aligns the interest of NEOs and stockholders by incentivizing achievement of long-term performance goals and encouraging retention

Total Direct Compensation Pay Components

The graphs display the CEO's and other NEOs mix of total direct compensation, with each component expressed as a percentage of total direct compensation.

In 2023, approximately 83% OF OUR CEO'S compensation and approximately 69% of our other NEOs compensation was performance based.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 36

Compensation Elements Link to Shareholder Value

Component	Description	Link to Shareholder Vote	How We Determine Amount
Annual Base Salary	Fixed cash element of compensation established within a competitive range of benchmark pay levels.	Serves to attract and retain executive talent capable of driving superior performance.	We consider individual performance, oversight responsibility, and competitive benchmarking.
Annual Performance-Based Incentive Compensation	Performance–based element of compensation tied to the attainment of performance measures, which is paid in cash.	Rewards the achievement of short-term financial and operational objectives we believe are primary drivers of long-term shareholder value.	The Compensation Committee establishes performance metrics that will drive the current performance of the Company and enhance shareholder value. The 2023 measures included:
•Normalized Earnings Per Share
•Normalized EBITDA

Long-Term Incentive Compensation	Restricted Stock – awards are made in March each year at the same time as the restricted stock grants and vest at a rate of 1/3 per year.	Supports the retention of key executive and management talent and fosters a culture of ownership.	The Compensation Committee considers several factors in determining the total long-term incentive compensation including peer comparable pay, the individual performance of each NEO, the job responsibilities of each NEO, and the overall Company performance in light of the current economic environment. Once the total target value is established for each NEO, we calculate and grant to each NEO the number of shares of restricted stock.

Compensation for CEO and Named Executive Officers

The Compensation Committee carefully considers the recommendations of the Chief Executive Officer when making decisions on setting base salary and granting awards under the incentive cash bonus plan to other Named Executives. The Compensation Committee determines equity incentive awards for each NEO on a case by case basis. In making compensation determinations, the Compensation Committee acts on the recommendations of the Chief Executive Officer, with modifications as deemed appropriate by the Compensation Committee, for Named Executives other than the Chief Executive Officer. The Compensation Committee determines each element of compensation for the Chief Executive officer and the other NEOs.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 37

For the fiscal year ended December 31, 2023, the elements of the Chief Executive Officer and Named Executive Officers compensation plans included:

•Base salary;
•Short-Term Annual Bonus incentive;
•Long-Term Incentive equity awards; and
•Broad-based benefits programs.

Annual Base Salary

We target the base salary levels of our CEO and Named Executive Officers within a competitive range of benchmark pay levels defined in the competitive benchmarking analysis performed by NFP, as mentioned on pages 33-35. We believe these levels are appropriate to motivate and retain our CEO and NEOs, who each have leadership talents and business expertise that make them attractive to other companies. In addition, when adjusting salaries, we may also consider the individual performance of the executive.

	2023 Salary	2022 Salary	$ Change	% Change
David Little	$770,000	$700,000	$70,000	10.0%
Kent Yee	400,000	200,000	200,000	100.0%
Nick Little	350,000	200,000	150,000	75.0%
Paz Maestas	300,000	200,000	100,000	50.0%
Chris Gregory	300,000	200,000	100,000	50.0%

The Compensation Committee establishes the base salary of each Named Executive based on consideration of the individual’s performance and experience, Company performance and internal equitable considerations to support teamwork. The Compensation Committee considers the recommendations of our Chief Executive Officer in determining the appropriate base salary levels for the Named Executives, other than the Chief Executive Officer. The Compensation Committee considers the compensation of the Chief Executive Officers of other comparable publicly-held companies in determining the appropriate base salary for our Chief Executive Officer. Although the Compensation Committee believes that competitive base salaries are necessary to attract and retain a highly-qualified executive team, it believes that a significant portion of executive compensation should be based on a pay-for-results model.

Short-Term Annual Bonus Incentive

Under the terms of the employment agreement with our Chief Executive Officer, he is entitled to receive a bonus of 5% of our profit before income tax, which is determined and paid on a quarterly basis and capped at 2x the CEOs base salary. The Compensation Committee can decide to pay all or a portion of this bonus in the form of cash or stock. The determination of whether the bonus is to be paid in cash or shares is to be made prior to the date on which the amount of the bonus is determined. If shares will be issued, the number of shares is determined by dividing the portion of the bonus to be paid by the closing price of a share of our Common Stock on the last day of the period for which the bonus was earned, rounded up to the nearest whole share. For 2023, 2022 and 2021, all incentive cash bonuses were paid in cash.

At the beginning of each year, our Chief Executive Officer makes a recommendation to the Compensation Committee, which the Committee reviews and approves, regarding whether our other Named Executives will receive an incentive cash bonus and, if so, how the incentive cash bonus will be calculated. For 2023, the Named Executives were eligible for a cash bonus. The cash bonus was calculated by multiplying our profit before income tax by two percentages. Profit before income tax, up to a maintenance amount (which was $96 for 2023), was multiplied by a percentage referred to as the Maintenance Incentive Factor (which ranged on a sliding scale from 0.00% to a maximum of 1.33%). Profit before income tax above the maintenance amount was multiplied by a higher percentage referred to as the Growth Incentive Factor (which ranged on a sliding scale from 0.00% to a maximum of 4.00%). The 2023 cash bonus payout was capped at a base Growth Incentive Factor of 1.50% for Messrs. Little and Yee and 1.25% for Messrs. Maestas and Gregory.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 38

	2023 Annual Cash	2022 Annual Cash
	Bonus Award Received	Bonus Award Received
	(% of Base Salary)	(% of Base Salary)
David Little	200.0%	200.0%
Kent Yee	75.0%	150.0%
Nick Little	85.7%	150.0%
Paz Maestas	100.0%	125.0%
Chris Gregory	100.0%	125.0%

See “2023 Summary Compensation Table — Non-Equity Incentive Plan Compensation” below for more details.

Long-Term Incentive Equity Award Changes Starting in 2021

For fiscal 2021, the Compensation Committee revised the Long-Term Incentive equity award for the CEO and NEOs after consultation and based upon the review with NFP. The Committee determined for fiscal 2021 that the CEO and NEOs would have a target long-term grant award based upon achieving a target EBITDA for 2021 that was paid out based upon achieving a percentage of the target with a threshold amount established at 70% of target. In fiscal 2022, the CEO and NEOs had a target long-term grant award based upon achieving a target EBITDA for fiscal 2022 of $81 million or growing 14% over fiscal 2021. Similarly,in fiscal 2023, the CEO and NEOs had a target long-term grant award based upon achieving a target EBITDA for fiscal 2023 of $139 million or growing 10.5% over fiscal 2022.

The diagram below illustrates the annual long-term incentive award opportunities that the Compensation Committee determined for the Company's NEOs.

Below is the chart with the target and the established threshold percentage:

Threshold	Payout Percentage
70% of target	50%
80% of target	75%
90% of target	90%
98% of target	100%
105% of target	110%
115% of target	125%
125% of target	150%
135% of target	200%

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 39

All of these awards are granted pursuant to the 2016 Omnibus Incentive Plan.

Other Equity-Based Compensation

The Compensation Committee also determines whether grants of equity-based compensation will be given to the other Named Executives each year based on the performance of the Company as a whole, the performance of the business unit for which the Named Executive is responsible and the contribution that the Named Executive made to the Company, together with a recommendation of our Chief Executive Officer. The equity-based compensation awarded to the Named Executives is determined by the Compensation Committee on a case-by-case basis and granted under the Company’s 2016 Omnibus Incentive Plan. See “Grants of plan-based awards" below for more details.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Members of the Compensation Committee:
David Patton (Chairman)
Timothy P. Halter
Joseph R. Mannes
Karen Hoffman

Broad-Based Benefits Programs

Broad-based benefits, which are available to all employees, include health, dental, disability and life insurance, paid vacation time and company contributions to a 401(k) profit-sharing retirement plan. These benefits are provided in accordance with practices within the marketplace and, we believe, are a necessary element of compensation in attracting and retaining employees.

Executive Employment Agreements

DXP entered into an employment agreement effective January 1, 2004, as amended, with Mr. Little. The agreement was for an initial term of three years, renewable annually for a term to extend three years from such renewal date. The agreement provides for compensation of a minimum amount of $448,000 per year, to be reviewed at least annually for possible increases, monthly bonuses equal to 5% of the profit before tax of DXP as shown on the books and records of DXP at the end of each month and other perquisites in accordance with DXP policy (the Company computes and pays this bonus on a quarterly basis). The aggregate of the monthly bonuses in any calendar year must not exceed twice his annual base salary. In the event Mr. Little terminates his employment for “Good Reason” (as defined in the employment agreement), or is terminated by the Company for other than “Good Cause” (as defined in the employment agreement), Mr. Little would receive a cash lump-sum payment equal to the sum of (i) the base salary for the remainder of the employment period under the agreement, (ii) an amount equal to the sum of the most recent 12 months of bonus paid to him, (iii) two times the sum of his current annual base salary plus the total of the most recent 12 months of bonuses, (iv) all compensation previously deferred and any accrued interest thereon, and any accrued vacation pay not yet paid by the Company, and (v) continuation of benefits under the Company’s benefit plans for the current employment period. Mr. Little is also entitled under the agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control or any payment of distribution made to him. In the event of Mr. Little’s death while employed by DXP, his estate will receive Mr. Little’s base salary in equal bi-weekly installments for a period of twenty-four months after the month of his death.

Potential Payments Upon Termination or Change of Control

None of our NEOs, other than Mr. Little is entitled to any payments from the Company in the event his employment by the Company terminates as a result of death or disability, or as the result of the voluntary or involuntary termination of his employment. None of our Named Executives are entitled to any payments upon a change of
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 40

control of the Company pursuant to an employment agreement; however, acceleration of vesting events may occur in conjunction with our 2016 Omnibus Incentive Plan.

Mr. Little is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of his voluntary termination other than for “Good Reason” (as defined in his employment agreement) or his involuntary termination by the Company for “Good Cause” (as defined in his employment agreement). In the event that the Company had terminated Mr. Little’s employment without “Good Cause” or he had voluntarily terminated with “Good Reason” on December 31, 2023, Mr. Little would have been entitled to a lump-sum severance payment of $8,470,000 and continuation of healthcare benefits and social club dues having a value of $205,470 for a total value of $8,675,470. In the event of Mr. Little’s death, his estate will receive Mr. Little’s base salary in equal bi-weekly installments for a period of twenty-four months after the month of his death. In the event Mr. Little had died on December 31, 2023, his family would have been entitled to payments totaling $1,540,000.

Internal Revenue Code Limits on Deduction of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public corporations for compensation paid in excess of $1,000,000 for any fiscal year to the corporation’s chief executive officer and three other most highly compensated executive officers as of the end of any fiscal year (other than the Chief Financial Officer).

Administrative Policies and Practices

In administering the compensation programs of the Named Executives, the Compensation Committee meets at least four times a year in conjunction with regularly scheduled Board meetings. The Compensation Committee also meets telephonically to discuss special items (such as the payment of special bonuses). The Compensation Committee members regularly confer with our chief executive officer on matters regarding the compensation of the Named Executives, other than the chief executive officer, and other executive officers.

Hedging Policy

Our directors and executive officers are prohibited from engaging in speculative transactions in Company securities, such as trading in puts and calls, or selling securities short. See “Corporate Governance and Other Board Matters — Policy Regarding Restricted Transactions” above for more details.

Clawback Policy

Our Corporate Governance Guidelines provide that, in the event the Company is required to issue a restatement of its financial statements due to material noncompliance with applicable financial reporting requirements, the Board may, among other things, clawback an executive’s incentive compensation for the three-year period preceding the date of the financial restatement which is in excess to what would have been paid if the financial information had been correctly reported as set forth in such restatement. The Corporate Governance Guidelines further provide that, if an individual’s misconduct was a contributing factor to the Company having to restate any of its financial statements or constituted fraud, bribery or other illegal act which adversely affected the Company’s financial position or reputation, then the Board may, in its discretion, clawback all or a portion of an executive’s incentive compensation to the extent such incentive compensation was granted.

In addition, the Board has adopted a clawback policy (the “Clawback Policy”) in order to comply with applicable laws and NASDAQ listing standards that requires the Company to clawback incentive-based compensation in the event the Company issues a restatement of its financial statements, to the extent such incentive-based compensation received by the individual exceeds the amount the individual would have received based on the restated financial statements. The Clawback Policy does not supersede the Board’s ability to clawback incentive compensation under our Corporate Governance Guidelines but, instead, supplements that ability.
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 41

Influence of Say-on-Pay Results on Executive Compensation Decisions

The Compensation Committee is attentive to the outcome of the shareholder “Say on Pay” vote. At the Company’s 2023 Annual Meeting, the holders of 13,382,241 shares of common stock cast votes for approval of the proposal and the holders of 1,392,961 shares of common stock cast votes against approval of the proposal, with 25,112 abstaining. In addition, all shares of Series A Preferred Stock and Series B Preferred Stock that cast votes at the 2023 Annual Meeting cast votes for approval of the proposal. As the Company already holds annual “Say-on-Pay” votes, the Compensation Committee did not change any practices or programs as a result of the 2023 Annual Meeting’s “Say on Pay” vote outcome.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2023, the members of our Compensation Committee were Messrs. Mannes, Halter, Patton and Mrs. Hoffman. No member of the Compensation Committee (a) was an officer or employee of the Company during 2023, (b) was formerly an officer of the Company, or (c) had any relationship that required disclosure under the section titled “Certain Relationships and Related Person Transactions.”

In addition, during the year ended December 31, 2023, none of our executive officers served as (a) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (b) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE OFFICERS

The following section sets forth the names and background of the executive officers.

Background of Executive Officers

NAME	POSITION	AGE
David R. Little	Chairman of the Board, President and Chief Executive Officer	72
Kent Yee	Senior Vice President/Chief Financial Officer	49
Nick Little	Senior Vice President/Chief Operating Officer	42
Paz Maestas	Senior Vice President/Chief Marketing & Technology Officer	44
David C. Vinson	Senior Vice President/Innovative Pumping Solutions	73
John J. Jeffery	Senior Vice President/Supply Chain Services	56
Todd Hamlin (1)	Senior Vice President/Sales	52
Chris Gregory	Senior Vice President/Chief Information Officer	50
David Molero	Vice President/Chief Accounting Officer	42
(1) On January 26, 2024 Mr. Hamlin departed the Company.

David R. Little. Mr. Little’s biography is provided under “Information Regarding Board Nominees and Directors” above.

Kent Yee. Mr. Yee's biography is provided under "Information Regarding Board Nominees and Directors" above.

Nick Little. Mr. Little was appointed Senior Vice President/Chief Operating Officer in January 2021. Mr. Little began his career with DXP nearly twenty years ago as an application engineer. During his tenure at DXP, Mr. Little has held various roles of increasing responsibility including outside sales, Director of Operations and more recently as the Regional Vice President of Sales and Operations. As Chief Operating Officer, Mr. Little is responsible for the execution of the strategic direction of the Company and oversees sales, operations and inventory management & procurement of DXP. He holds a Bachelor of Business Administration in Finance from Baylor University.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 42

Chris Gregory. Mr. Gregory was appointed Senior Vice President and Chief Information Officer in March of 2018. Mr. Gregory joined the Company in August 2006. From December 2014 until January 2018 he served as Vice President of IT Strategic Solutions. Prior to serving as Vice President of IT Strategic Solutions he served in various roles, including application developer, database manager as well as leading the business intelligence and application development departments. He holds a Bachelor of Business Administration and Computer Information Systems from the University of Houston and an MBA from The University of Texas at Austin, McCombs School of Business.

Paz Maestas. Mr. Maestas was appointed Senior Vice President/Chief Marketing and Technology Officer in January 2021. Mr. Maestas has been with DXP since 2002 and leads the Company's e-Commerce and Omni-Channel initiatives. In his 20 years with DXP, he has served in various roles and most recently as Vice President of Marketing and Operations. He holds a Bachelor of Science from the University of Texas at Austin.

David C. Vinson. Mr. Vinson was appointed Senior Vice President/Innovative Pumping Solutions in January 2006. He served as Senior Vice President/Operations of DXP from October 2000 to December 2005. From 1996 until October 2000, Mr. Vinson served as Vice President/Traffic, Logistics and Inventory. Mr. Vinson has served in various capacities with DXP since his employment in 1981.

John J. Jeffery. Mr. Jeffery was appointed Senior Vice President of Supply Chain Services in May 2010. He oversees the strategic direction for the Supply Chain Services business unit driving innovative business development initiatives for organizational growth and visibility. He began his career with T.L. Walker, which was later acquired by DXP in 1991. During his tenure with DXP, Mr. Jeffery has served in various significant capacities including branch, area, regional and national sales management as well as sales, marketing, information technology and Service Center vice president roles. He holds a Bachelor of Science in Industrial Distribution from Texas A&M University and is also a graduate of the Executive Business Program at Rice University.

Todd Hamlin. Mr. Hamlin was appointed Senior Vice President of DXP Service Centers in June of 2010. Mr. Hamlin joined the Company in 1995. From February 2006 until June 2010 he served as Regional Vice President of the Gulf Coast Region. Prior to serving as Regional Vice President of the Gulf Coast Region he served in various capacities, including application engineer, product specialist and sales representative. From April 2005 through February 2006, Mr. Hamlin worked as a sales manager for the UPS Supply Chain Services division of United Parcel Service, Inc. He holds a Bachelor’s of Science in Industrial Distribution from Texas A&M University and a Master in Distribution from Texas A&M University. Mr. Hamlin serves on the Advisory Board for Texas A&M’s Master in Distribution degree program. In 2014, Mr. Hamlin was elected to the Bearing Specialists Association’s Board of Directors.

David Molero Santos. Mr. Molero joined the Company in May 2023 and was appointed Vice President/Chief Accounting Officer in May 2023. Mr. Molero is a certified public accountant and has over 17 years of experience in accounting within a public company environment and most recently as a Chief Accounting Officer of another publicly traded company. Prior to DXP, Mr. Molero was the Chief Accounting Officer for AgileThought, Inc., a leading provider of digital transformation services including organizational transformations, training and certifications, and product management services. He spent over 16 years at PricewaterhouseCoopers working in the Audit as well as the capital markets and accounting advisory groups. He holds a Bachelor’s degree in business administration and management from Loyola University in Cordoba (Spain) and a Master’s degree in Audit from the University of Alcala in Madrid (Spain) and is a Certified Public Accountant.

All officers of DXP hold office until the regular meeting of the Board following the Annual Meeting and until their respective successors are duly elected and qualified or their earlier resignation or removal.
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 43

2023 SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by the Company and its subsidiaries for the years ended December 31, 2023, 2022, and 2021 to the Named Executives.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David R. Little President and CEO	2023	770,000	2,700,000	1,540,000	93,439	5,103,439
	2022	700,000	1,215,000	1,400,000	102,956	3,417,956
	2021	700,000	643,230	959,125	78,082	2,380,437
Kent Yee, Senior VP and CFO	2023	400,000	1,000,000	300,000	18,587	1,718,587
	2022	200,000	500,000	300,000	8,890	1,008,890
	2021	174,615	130,853	100,000	5,106	410,574
Nick Little, Senior VP and COO	2023	300,000	700,000	300,000	15,429	1,315,429
	2022	200,000	315,000	300,000	10,386	825,386
	2021	174,615	96,750	100,000	10,302	381,667
Paz Maestas, Senior VP, Chief Marketing and Technology Officer	2023	300,000	200,000	300,000	21,000	821,000
	2022	200,000	90,000	250,000	11,914	551,914
	2021	174,615	25,800	93,218	11,722	305,355
Chris Gregory, Senior VP and CIO	2023	300,000	200,000	300,000	21,583	821,583
	2022	200,000	90,000	250,000	17,989	557,989
	2021	174,615	25,800	93,218	19,198	312,831

(1)The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock awards (“RSA”) awarded in 2023, 2022, and 2021, respectively, computed in accordance with applicable accounting guidance, as required by Securities and Exchange Commission regulations. See also Note 11, Share-Based Compensation, to our audited financial statements included in our annual report on form 10-K for the year ended December 31, 2023. The amounts shown in the Stock Awards column reflects shares granted as part of the incentive stock bonus and the other equity based compensation for our Named Executives as described further in Grant of Plan-Based Awards. The Stock Awards reflect stock grants based upon the previous years financial performance and the Company's transition to a long-term incentive plan starting in FY2021 and fully executed in FY2022. See discussion regarding Compensation Discussion and Analysis.
(2)Amounts disclosed under “Non-Equity Incentive Plan Compensation” represents bonuses earned during the indicated fiscal year based upon pre-tax income pursuant to DXP’s incentive cash bonus plans, described in Grants of Plan-Based Awards, for services rendered in the indicated fiscal year. Bonus amounts earned are determined and paid quarterly.
(3)Amounts disclosed are derived from the chart "All Other Compensation".

Amounts disclosed under “All Other Compensation” for 2023 consists of the following:

	ALL OTHER COMPENSATION
	David Little	Kent Yee	Nick Little	Paz Maestas	Chris Gregory
Other Compensation
401(K) Match	$13,200	$13,200	$13,200	$13,200	$7,862
Perquisites:
Personal use of company plane	48,310	—	—	—	—
Personal use of company-owned auto	—	5,387	2,229	—	13,721
Car allowance	—	—	—	7,800	—
Social club dues	31,929	—	—	—	—
TOTAL:	$93,439	$18,587	$15,429	$21,000	$21,583

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 44

OUTSTANDING EQUITY AWARDS
The following table sets forth certain information with respect to outstanding equity awards to the Named Executives as of December 31, 2023. As of December 31, 2023, none of the Company’s Named Executive Officers held any option awards.

Outstanding Equity Awards at 2023 Fiscal Year End
		Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
David R. Little	4/6/2021	7,000	235,900	—	—
	3/31/2022	29,900	1,007,630	—	—
	3/31/2023	100,297	3,380,009	—	—
Kent Yee	3/1/2021	1,150	38,755	—	—
	3/31/2022	12,305	414,679	—	—
	3/31/2023	37,147	1,251,854	—	—
Nick Little	3/31/2022	7,752	261,242	—	—
	3/31/2023	26,003	876,301	—	—
Paz Maestas	3/31/2022	2,215	74,646	—	—
	3/31/2023	7,429	250,357	—	—
Chris Gregory	2/1/2018	10,000	337,000	—	—
	3/31/2022	2,215	74,646	—	—
	3/31/2023	7,429	250,357	—	—

* The market value of shares of stock is computed by multiplying the closing market price of our stock at the end of the last day of the completed fiscal year by the number of shares of stock set forth to the left of such figure.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to option exercises and stock awards that vested during the fiscal year ending December 31, 2023 to the Named Executives.

Option Exercises and Stock Vested Table at 2023 Fiscal Year-End
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
David R. Little	—	—	21,950	585,364
Kent Yee	—	—	6,152	165,612
Nick Little	—	—	3,876	104,342
Paz Maestas	—	—	1,107	29,800
Chris Gregory	—	—	3,107	90,920

(1) Value realized on vesting is calculated by multiplying the closing price of our shares on the NASDAQ on the date of vesting by the number of gross shares that vested on such date, including any shares subsequently withheld in satisfaction of requisite tax withholding.
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 45

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2023 to the Named Executives.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards : Numbers of Shares of Stock or Units (#)	All Other Stock Awards : Numbers of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/SH)
		Threshold ($)	Target ($)	Max ($)	Threshold #	Target #	Max #
											Grant Date Fair Value of Stock Awards ($)(3)
David R. Little	3/31/23	—	(2)	—	—	—		100,297	—	—	$2,700,000
Kent Yee	3/31/23	—	(1)	—	—	—		37,147	—	—	1,000,000
Nick Little	3/31/23	—	(1)	—	—	—		26,003	—	—	700,000
Paz Maestas	3/31/23	—	(1)	—	—	—		7,429	—	—	200,000
Chris Gregory	3/31/23	—	(1)	—	—	—		7,429	—	—	200,000

(1)
For 2023, the Named Executives were eligible for a cash bonus based on the Company’s performance for that year. The actual amount earned by each of the Named Executives for fiscal year ended December 31, 2023 is set forth in the 2023 Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.

(2)
Under the terms of the employment agreement with Mr. Little, he could receive a bonus of 5% of our profit before income tax, which is determined and paid on a quarterly basis, capped at 2x the CEO's base salary. The Compensation Committee can decide to pay all or a portion of this bonus in the form of restricted stock. For 2023, the Compensation Committee decided to pay this bonus in cash. In 2023, the maximum incentive bonus for Mr. Little was $1,540,000, of which he earned $1,5400,000 in cash.

(3)
Represents the full grant date fair value of each award computed in accordance with applicable accounting guidance, as required by Securities and Exchange Commission regulations. See also Note 12, Share-based Compensation, to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 46

CEO PAY RATIO

Pursuant to the Dodd-Frank Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the total annual compensation of the principal executive officer (“PEO”), Mr. Little, to the median employee’s annual total compensation. Our methodology, material assumptions and estimates for the calculation of this ratio is described below.

•The median employee was identified as of December 31, 2023 by calculating the median for total cash compensation for 2023 for all full-time, part-time, seasonal, or temporary employees (excluding our CEO), whether located in the U.S., Canada, or the United Arab Emirates.
•Total cash compensation for each employee is used as our consistently applied compensation measure, and this number is derived from amounts reported in our payroll records. The Company believes that total cash compensation is an appropriate measure to identify the median employee, since the use of long-term equity compensation is not widespread at the Company.
•If a full-time or part-time employee was not employed by the Company for the entirety of the year, an annualized total compensation was calculated for that employee; however, part-time employees were not converted to full-time as part of this annualization.
•After we identified the median employee based on total cash compensation, we calculated the annual total compensation for both Mr. Little and the median employee using the methodology for calculating the total compensation set forth in the Summary Compensation Table (“SCT”) of this proxy statement. Our annual total compensation in 2023 was determined to be $64,149 for our median employee and $5,103,439 for Mr. Little.
•The CEO pay ratio was then calculated by dividing the annual total compensation for Mr. Little by the annual total compensation for the median employee, which yielded the ratio of 80:1. Thus, we estimate that Mr. Little’s 2023 annual total compensation was approximately 80 times that of our median employee.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) and certain financial performance of the Company. For further information concerning the Company's pay-for-performance philosophy and how the Company aligns executive compensation, refer to the "Compensation Discussion and Analysis" starting on pages 33-35.

The following table displays our Named Executive Officer’s compensation relative to the Company’s key performance measures of net income, adjusted EBITDA and returns on a $100 calculated investment in Company stock compared to the Dow Jones U.S Industrial Suppliers Index (DJUSDS), NASDAQ Industrial (^INDS) and S&P 400 (SP400).

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)	Net Income (in millions)	Adjusted EBITDA
2023	$5,103,439	$3,915,330	$1,181,650	$942,193	$124	$124	$68.7	$174.3
2022	3,417,956	2,277,567	736,045	773,910	107	90	48.1	126.8
2021	2,380,437	1,828,867	352,607	371,171	115	124	16.4	70.2
(1) Amounts represent compensation actually paid to David Little - Chief Executive Officer.
(2) Amounts represent average compensation actually paid to Non-CEO NEOs - Kent Yee, Nick Little Paz Maestas and Chris Gregory.
(3) Reflects a $100 calculated as an investment in DXP Enterprises, Inc. from the beginning of the year to the end of the fiscal year.
(4) Reflects a $100 investment in a peer group consisting Dow Jones US Industrial Supplies, NASDAQ Industrial and S&P 400.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 47

Compensation Actually Paid to CEO	2023	2022	2021
Summary Compensation Table	$5,103,439	$3,417,956	$2,380,437
Deductions for amounts reported under the "Stock Awards" column in the Summary Compensation Table	(2,700,000)	(1,215,000)	(643,230)
Change in fair value of awards granted during the year that remain unvested as of year-end	680,014	20,631	(108,750)
Increase/(deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	226,935	38,665	79,170
Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	604,942	15,315	121,240
Compensation Actually Paid to CEO	$3,915,330	$2,277,567	$1,828,867

Compensation Actually Paid to Other NEOs	2023	2022	2021
Summary Compensation Table	$1,181,650	$736,045	$352,607
Deductions for amounts reported under the "Stock Awards" column in the Summary Compensation Table	(525,000)	(248,750)	(69,801)
Change in fair value of awards granted during the year that remain unvested as of year-end	132,224	252,971	56,330
Increase/(deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	54,792	28,073	19,929
Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	98,527	5,571	12,106
Average Compensation Actually Paid to NEOs	$942,193	$773,910	$371,171

Financial Performance Measures

The three measures listed below are important financial performance measures used by the Company to link CAP to the CEO and NEOs, for the most recently completed fiscal year, to the Company’s performance. These financial measures are part of our short-term and long-term incentive plan design that reflects the Company’s philosophy to pay for absolute and competitive performance, in alignment with stockholder returns.

The following table sets forth the three principal compensation measures that the Company used to measure the performance of its executive officers, including the NEOs, during 2023.

Key Compensation Performance Measures
Sales growth (year-over-year)
Adjusted EBITDA
Net Income

The following graph shows the relationship between each of adjusted EBITDA and Net Income and compensation actually paid for our PEOs and the average of the other NEOs in each year. Compensation actually paid does not reflect the compensation that the NEOs will ultimately realize as it includes changes in unvested equity value.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 48

Sales Growth, Adjusted EBITDA,& Net Income
$400,000
$300,000
$200,000
$100,000
$—
Sales Growth, Adjusted EBITDA, & Net Income (in thousands)
$4,800,000
$3,600,000
$2,400,000
$1,200,000
$—
Compensation Actually Paid
2021
2022
2023
PEO
Other NEOs
Sales Growth
Adjusted EBITDA
Net Income

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the board has appointed PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. The board is seeking ratification of the appointment of PricewaterhouseCoopers, LLP for the 2024 fiscal year. Shareholder ratification of the selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the 2024 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of PricewaterhouseCoopers, LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain PricewaterhouseCoopers, LLP for future services.

At the Annual Meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers, LLP. This proposal must be approved by the affirmative vote of the holders of shares representing at least a majority of the shares entitled to vote at the meeting and represented at the meeting, by person or proxy, by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal.  Ratification of the appointment of PricewaterhouseCoopers, LLP is a ‘routine’ matter and therefore brokers may vote shares on behalf of shareholders in their own discretion if no instructions are provided on how to vote on this matter.  Representatives of PricewaterhouseCoopers, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

Board Recommendation

☑ Our Board recommends that you vote "FOR" the ratification of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2024.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 49

PRINCIPAL AUDITOR FEES AND SERVICES

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) served as independent auditors for the fiscal year ended December 31, 2023.

The following table shows the fees incurred by DXP for the audit and other services provided by PricewaterhouseCoopers for 2023 and 2022.

	2023	2022
Audit Fees (1)	$2,750,000	$3,153,500
Audit-Related Fees	—	—
Tax Fees (2)	457,269	657,349
All Other Fees (3)	2,132	4,150
Total	$3,209,401	$3,814,999
(1) Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements and performance of procedures related to registration statements.

(2) Tax Fees in 2023 and 2022 are related to research and development tax credit study.
(3) All Other Fees represent fees for subscriptions to PricewaterhouseCoopers accounting research tools.

The Audit Committee considers the provision of services by PricewaterhouseCoopers, if any, not related to the audit of DXP’s financial statements and the review of DXP’s interim financial statements when evaluating PricewaterhouseCoopers independence.

The Audit Committee pre-approves all audit and permissible non-audit services by its independent registered public accountant prior to the receipt of such services. All services for the fiscal years ended December 31, 2023 and 2022 set forth in the table above were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee works closely with management, as well as with DXP’s independent auditors. The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2023 with management and the independent auditors. The Audit Committee also has discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on its discussions with management and with the Company’s independent auditors and on its own review of the Company’s financial statements, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Members of the Audit Committee

Joseph R. Mannes (Chairman)
Timothy P. Halter
David Patton
Karen Hoffman

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 50

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Under DXP's Related Person Transactions, the Audit Committee of the Board is required to review and if appropriate approve all related person transactions, prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if DXP management becomes aware of related person transaction that has not been previously approved or ratified, the transaction is submitted to the Committee at the Committee's next meeting. The Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified if the Committee authorizes it according to terms satisfactory to the Committee after full disclosure of the related person's interest in the transaction. Related person transactions of an ongoing nature are reviewed annually by senior management and the Committee. The definition of "related person transactions" for purpose of the Committee covers the transactions that are required to be disclosed under Item 404(a) of Regulations S-K under the Securities Exchange Act.

The Board has adopted written policies and procedures, to be applied by the Audit Committee of the Board, for review, approval or ratification of any transactions with related persons. Those policies and procedures apply to any proposed transactions in which DXP is a participant, the amount involved exceeds $120,000 and any director, executive officer or significant shareholder or any immediate family member of such a person has a direct or material indirect interest. Any such proposed transaction is reviewed by the Audit Committee of the Board to determine, among other things, the benefits of the transaction to DXP, the availability of other sources of comparable products or services and whether the terms of the proposed transaction are comparable to those provided to unrelated third parties.

Relationships and Related Party Transactions

During 2012 and 2013, the Company entered into multiple lease agreements for office space for a corporate location in a building owned by an entity controlled by Mr. Little. Charges incurred during 2023 for these leases amounted to $0.8 million. The Company will enter into more leases as DXP employees currently located at our current primary corporate location continue to migrate to the office building owned by an entity controlled by Mr. Little.

The Company employs three people who work for David Little maintaining real estate owned by Mr. Little. Mr. Little reimburses the Company for the cost of these employees including salaries, payroll taxes, 401(k) matching, health insurance at the COBRA rate, vehicles, fuel and supplies. The cost to Mr. Little for these employees during 2023 was $0.1 million.

During 2015, the Company entered into a lease agreement for warehouse and office space for a Service Center location in a building owned by an entity in which Jay Randle, a retired senior vice president, Nicholas Little, son of David Little, Kasey Maestas, daughter of David Little, and Andrea Gentle, daughter of David Little, hold a controlling interest. Charges incurred during 2023 for the lease amounted to $39 thousand. In February 2016, Jay Randle retired from the Company.

Nicholas Little, Senior Vice President/Chief Operating Officer, son of David Little, earned $1,365,429 during 2023. Mr. Paz Maestas, Senior Vice President/Chief Marketing & Technology Officer, son-in-law of David Little, earned $821,000 during 2023. Mr. Matt Gentle, Vice President, Metal Working Product Division, son-in-law of David Little, earned $447,012 during 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires DXP’s officers, directors and persons who own more than 10% of a registered class of DXP equity securities to file statements on Form 3, Form 4 and Form 5 with the Securities and Exchange Commission regarding ownership. Officers, directors and greater than 10% shareholders are required by Section 16(a) to furnish us with copies of all Section 16(a) reports which they file. Based solely on (a) a review of (i) Forms 3 and 4, including any amendments thereto, filed electronically with the Securities and Exchange Commission during fiscal year 2023, and (ii) Forms 5, including any amendments thereto, filed electronically with the Securities and Exchange Commission with respect to fiscal year 2023, and (b) written representations from reporting persons that no Form 5s were required, we believe that all Section 16(a) filing requirements were met during the fiscal year ended December 31, 2023, except that Mr. David
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 51

Little filed one Form 4s (reporting one transaction), Mr. Nick Little filed one late Form 4 (reporting seven transactions), Mr. Hamlin filed one late Form 4 (reporting one transaction) and Mr. Maestas filed one late Form 4s (reporting one transaction).

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2023, relating to our equity compensation plans pursuant to which grants of options, restricted stock, or certain other rights to acquire our shares may be granted from time to time.

Plan Category	Number of Shares to be issued on exercise of outstanding options	Weighted average exercise price of outstanding options	Non-vested restricted shares outstanding	Weighted average grant price	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	N/A	N/A	304,437	$27.60	489,178
Equity compensation plans not approved by security holders	N/A	N/A	N/A	N/A	N/A
TOTAL	N/A	N/A	304,437	$27.60	489,178

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be included in DXP’s proxy statement for the 2025 Annual Meeting of Shareholders must be received by DXP at its principal executive offices, 5301 Hollister St., Houston, Texas 77040, no later than January 7, 2025, in order to be included in the proxy statement and form of proxy relating to that meeting.

Any shareholder who wishes to bring a proposal or nominate a person for election to our Board at the 2025 Annual Meeting of Shareholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between February 18, 2025 and March 20, 2025, which is 90 to 120 days prior to the one year anniversary of the upcoming Annual Meeting. If you wish to submit a solicitation of proxies in support of director nominees other than the Company’s nominees pursuant to Rule 14a-19 for the Company’s next annual meeting, notice to us must be made no later than March 20, 2025. Any dissenting shareholder should comply with the additional requirements of a proper notice under Rule 14a-19, which includes the statement that a dissident using the universal proxy rule intends to solicit 67% of the outstanding voting shares entitled to vote on the election of directors. In addition, our shareholders must comply with the requirements of the SEC related to nominations and shareholder proposals and the procedural requirements in our bylaws, which shareholders can obtain from us upon request and which are also on file with the SEC. These requirements are separate and apart from and in addition to the requirements of federal securities laws with which a shareholder must comply to have a shareholder proposal included in DXP’s proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Our bylaws provide that if a shareholder wishes to nominate a person for election as director (which is separate from simply recommending someone to be considered by our Nominating and Governance Committee for inclusion on the Company’s slate of directors) or to propose other business to be considered at one of our annual meetings of shareholders, that shareholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. The shareholder proposing such business or making such nomination must be a shareholder of record of our Company on the date the nomination is delivered to our Corporate Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting. The proposal or nomination must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 52

year’s annual meeting, a shareholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our Corporate Secretary upon written request; and

•a written representation and agreement, in the form provided by our Corporate Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

To be considered, proposals for business to be considered by our shareholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•a brief description of the business desired to be brought before the annual meeting;

•the reasons for conducting such business at the annual meeting;

•the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment;

•any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 53

•a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such shareholder; and

•as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

–the name and address of such shareholder, as they appear on our books, and of such beneficial owner, if any,

–the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner,

–any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital or otherwise directly or indirectly owned beneficially by such shareholder and by such beneficial owner, if any,

–any other direct or indirect opportunity held or owned beneficially by such shareholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares,

–any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any of our securities,

–any short interest in any of our securities,

–any right to dividends on our shares of capital stock owned beneficially by such shareholder or such beneficial owner, if any, which right is separated or separable from the underlying shares,

–any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner, if any, is a general partner or with respect to which such shareholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and

–any performance-related fees, other than an asset-based fee, to which such shareholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.
Such information must include any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household. All such information must be supplemented by such shareholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, 10 days before the annual meeting date, and immediately prior to the commencement of the annual meeting, by delivery of such supplemented information to our Corporate Secretary. Such information shall also include any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The proposing shareholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate
DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 54

governance guidelines or committee charters; including our policy governing director qualifications and nominations, and that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Notice of Internet Availability of Proxy Materials or other annual meeting materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders may be “householding” the Company’s proxy materials. A single Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of annual meeting materials, please notify your broker or DXP. Direct your written request to our Corporate Secretary at the Company's offices at 5301 Hollister St., Houston, Texas 77040. Shareholders who currently receive multiple Notices at their addresses and would like to request “householding” of their communications should contact their brokers.

INCORPORATION BY REFERENCE
The Compensation Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings that DXP makes under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that DXP specifically incorporates this information by reference. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement and is not incorporation herein by reference.

OTHER MATTERS

We know of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies in the accompanying form will be paid by DXP. In addition to solicitation by use of the mails, certain directors, officers or employees, who will not receive any additional compensation for the solicitation of proxies, may solicit the return of proxies by telephone, facsimile or personal interview.

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 55

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48566-P10538

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DXP ENTERPRISES, INC.

The Board of Directors recommends you vote FOR the following.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

____

Nominees:

The Board of Directors recommends you vote FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 56

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 57

DXP ENTERPRISES, INC.
PROXY - ANNUAL MEETING OF SHAREHOLDERS – SERIES A PREFERRED STOCK
June 14, 2024, 10:00 AM

Notice of Internet Availability of Proxy Material:
The Notice of Meeting, proxy statement and annual report are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Series A Preferred Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Kent Yee, or either of them, as proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Friday, June 14, 2024, at 10:00 a.m., Central Time, at the principal executive offices of DXP, 5301 Hollister St., Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to the Corporate Secretary, 5301 Hollister St., Houston, Texas 77040.

 (1) Election of directors:

NOMINEES:
(01) David R. Little, (02) Kent Yee, (03) Joseph R. Mannes, (04) Timothy P. Halter (05) David Patton and
(06) Karen Hoffman

For All	Withhold All	For All Except
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

 (2) Approve, on a non-binding, advisory basis, the compensation of the named executive officers:

For	Against	Abstain
☐	☐	☐

(3) Ratify the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of DXP for the year ended December 31, 2024:

For	Against	Abstain
☐	☐	☐

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 58

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of all of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, “FOR” another nominee or other nominees to be selected by the Board of Directors, and (ii) “FOR” approval of Items 2 and 3.

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature of Shareholder(s):	Date:

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 59

DXP ENTERPRISES, INC.
PROXY - ANNUAL MEETING OF SHAREHOLDERS – SERIES B PREFERRED STOCK
June 14, 2024, 10:00 AM

Notice of Internet Availability of Proxy Material:
The Notice of Meeting, proxy statement and annual report are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Series B Preferred Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Kent Yee, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Friday, June 14, 2024, at 10:00 a.m., Central Time, at the principal executive offices of DXP, 5301 Hollister St., Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to the Corporate Secretary, 5301 Hollister St., Houston, Texas 77040.

(1) Election of directors:

NOMINEES:
(01) David R. Little,(02) Kent Yee,(03) Joseph R. Mannes(04) Timothy P. Halter,(05) David Patton and
(06 Karen Hoffman

For All	Withhold All	For All Except
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

__________________________________________________

(2) Approve, on a non-binding, advisory basis, the compensation of the named executive officers:

For	Against	Abstain
☐	☐	☐

(3) Ratify the appointment of PricewaterhouseCoopers, LLP, as the independent registered public accounting firm of DXP for the year ended December 31, 2024:

For	Against	Abstain
☐	☐	☐

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 60

In their discretion, the above-named proxies are authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not receive notice of the matter, in accordance with the bylaws or pursuant to Rule 14a-4(c) under the Exchange Act and the time frames contained therein, to be presented at the 2024 Annual Meeting of Shareholders after the close of business on the 120th day and prior to the close of business on the 90th day before the anniversary of the preceding year’s annual meeting, and (z) on other matters which may properly come before the 2024 Annual Meeting of Shareholders and any adjournments or postponements thereof or other matters permitted by Rule 14a-4(c) under the Exchange Act.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of all of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, “FOR” another Nominee or other nominees to be selected by the Board of Directors, and (ii) “FOR” approval of Items 2 and 3.

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature of Shareholder(s):	Date:

DXP ENTERPRISES, INC. 2024 PROXY STATEMENT 61
Document1 - 1 - CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF FORMATION OF DXP ENTERPRISES, INC. DXP Enterprises, Inc., a Texas corporation (the “Corporation”), by and through the undersigned authorized officer, adopts the following in accordance with Sections 3.057 through 3.060 of the Texas Business Organizations Code (the “TBOC”). 1. The name of the filing entity is DXP Enterprises, Inc. 2. The Corporation was formed as a for-profit corporation on July 26, 1996, and issued file number 0140852300 by the Secretary of State of the State of Texas (the “Secretary of State”). 3. This instrument amends and restates the entire articles of incorporation of the Corporation, referred to herein as the certificate of formation (due to the adoption of the TBOC subsequent to the formation of the Corporation), as amended and supplemented by all articles of amendment previously issued by the Secretary of State, and as further amended as set forth herein (collectively, and attached hereto as Exhibit A, the “A&R Certificate”). 4. This instrument further amends the certificate of formation of the Corporation by: (a) adding a new Article Two indicating that the Corporation is a for-profit corporation and renumbering the following Articles and all references thereto accordingly; (b) amendments to replace all references therein to “Texas Business Corporations Act” or the “Act” with “Texas Business Organizations Code” or the “TBOC”; (c) amendments to replace all references therein to “articles of incorporation” with “certificate of formation”; and (d) amending and restating renumbered Article XIII in its entirety as follows: “The shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation; provided, however, that the shareholders of the Corporation may exercise the power to adopt, alter, amend or repeal the Bylaws of the Corporation at an annual or special meeting of shareholders when such a proposal has been properly presented and a quorum is present at such meeting, by the vote of the holders of at least 75% of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon.” 5. Each and every amendment described in paragraph 4 above has been made in to the A&R Certificate in accordance with the provisions of the TBOC. The amendments to the A&R Certificate have been approved in the manner required by the TBOC and by the governing documents of the entity. 6. The A&R Certificate accurately states the text of the certificate of formation being restated and each amendment thereto that is in effect, and as further amended herein. The A&R Certificate does not contain any other change except for the information permitted to be omitted by the provisions of the TBOC applicable to the Corporation. The existing certificate of formation of the Corporation and all amendments and supplements thereto are hereby superseded by the A&R Certificate. 7. This document will become effective when filed by the Secretary of State of the State of Texas. (Signature page follows) Appendix A

Document1 - 2 - The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute this Amended and Restated Certificate of Formation. Date: ______ __, 2023 Name: Title: [ ], [General Counsel]

Document1 - 3 - AMENDED AND RESTATED CERTIFICATE OF FORMATION OF DXP ENTERPRISES, INC. ARTICLE I Name Name The name of the Corporation is IndexDXP Enterprises, Inc. (the "“Corporation").”). &lt;PAGE&gt; 8 ARTICLE II Nature The Corporation is a for-profit corporation. ARTICLE III Duration The period of itsthe Corporation’s duration is perpetual. ARTICLE IV ARTICLE III Purpose The purpose or purposes for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act.Texas Business Organizations Code, as amended (the “TBOC”). ARTICLE V ARTICLE IV Capital Stock The total number of shares of stock of all classes which the Corporation shall have the authority to issue is 110,000,000, of which 100,000,000 shares of the par value of $.01 each shall be designated common stock ("(“Common Stock")”) and 10,000,000 shares of the par value of $1.00 each shall be designated serial preferred stock ("(“Preferred Stock"). ”). Pursuant to an amendment effective on July 17, 1998, each share of Common Stock issued and outstanding immediately prior to the effective time was automatically changed and converted, without any

Document1 - 4 - action on the part of the holder thereof, into one-half of a share of Common Stock and, in lieu of fractional interests in shares of Common Stock of the Corporation, each holder whose aggregate holdings of shares of Common Stock prior to the effective time of the amendment amounted to a number not evenly divisible by two, was entitled to receive for such fractional interest, and at the effective time of the amendment any such fractional interest in shares of Common Stock of the Corporation were converted into the right to receive, upon the surrender of the stock certificates formerly representing shares of Common Stock of the corporation, an amount in cash equal to the closing price per share for the shares of the Common Stock on the Nasdaq National Market (“Nasdaq”), as reported by Nasdaq, on the date on which the amendment became effective. A statement of all of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock and the Preferred Stock is as follows: A. Common Stock. 1. Dividends. Subject to any rights of the Preferred Stock or any series thereof and the conditions set forth in paragraph B of this Article IV V or in any resolution of the Board of Directors of the Corporation providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. 2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held on each matter presented to shareholders generally. Notwithstanding the foregoing, the Corporation may, without the approval or consent of any holder of the Common Stock, amend these Articles of Incorporation in any manner that would solely effect changes in the preferences, limitations and relative rights of one or more series of stock of the corporation which has been established pursuant to the authority granted the Board of Directors of the corporation pursuant to paragraph B of this Section 2 if (x) such amendment is approved by the holders of a majority of the outstanding shares of the series of stock so affected and (y) the preferences, limitations and relative rights of such series after giving effect to such amendment and of any new series that may be established as a result of a reclassification of such series are, in each case, no greater than those preferences, limitations and rights permitted to be fixed and determined by the Board of Directors of the corporation with respect to the establishment of any new series of shares pursuant to the authority granted the Board of Directors of the corporation in these Articles of Incorporation. B. Preferred Stock. 1. Authorized Shares. The Preferred Stock may be divided into and issued in one or more series. Of the 10,000,000 authorized shares of Preferred Stock, (i) 1,000,000 shares have been designated as Series A Preferred Stock (the "“Series A Preferred Stock"),”), (ii) 1,000,000 shares have been designated as Series B Convertible Preferred Stock (the "“Series B Preferred Stock")”) and (iii) 8,000,000 shares are available for future

Document1 - 5 - designation as provided herein. 2. Series A Preferred Stock -2- &lt;PAGE&gt; 9 The holders of the Series A Preferred Stock shall have the following rights and preferences: (a) Dividends. The holders of Series A Preferred Stock shall not as a matter of right be entitled to be paid or receive or have declared or set apart for such Series A Preferred Stock, any dividends or distributions of the Corporation in respect thereof. (b) Liquidation, Dissolution and Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive $100.00 in cash and no more for each share of Series A Preferred Stock held by them, before any distribution of the assets of the Corporation shall be made to the holders of any other outstanding shares of the Corporation, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series A Preferred Stock so as to be and continue to be available therefor. The holders of shares of Series A Preferred Stock shall be entitled to no further participation in any distribution of the assets of the Corporation. If upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of shares of Series A Preferred Stock are insufficient to permit the payment to holders of Series A Preferred Stock of $100.00 per share then the assets of the Corporation shall be distributed to the holders of shares of Preferred Stock ratably according to their respective shares until they shall have received the full amount to which they would otherwise be so entitled. (c) Redemption. No shares of Series A Preferred Stock shall be callable or redeemable by the Corporation. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation shall have the status of treasury shares of Preferred Stock until such time as such shares are cancelled pursuant to the provisions of the ActTBOC. (d) Voting. Each share of Series A Preferred Stock shall entitle the holder thereof to one-tenth (1/10) of one vote on each matter presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series A Preferred Stock shall not be entitled to vote as a class on any matter except as required by law.

Document1 - 6 - (e) Exclusion of Other Rights. Unless otherwise required by law, the shares of Series A Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than thosespecificallythose specifically set forth herein. 3. Series B Preferred Stock The holders of the Series B Preferred Stock shall have the following rights and preferences: (a) Dividends. The holders of the Series B Preferred Stock shall be entitled to receive dividends out of any funds legally available for that purpose at the annual rate of six percent (6%) per annum of the stated value and no more. These dividends are payable in cash monthly on the last day of each month. The first dividend, after the issuance of such shares, shall be payable on the last day of the month of issuance. Dividends will accrue from the date the shares of Series B Preferred Stock are issued and are considered to accrue from day to day, whether or not earned or declared. The dividends will be payable before any dividends are paid, declared, or set apart for any other capital stock of the Corporation. Dividends are cumulative so that if for any dividend period the dividends on the outstanding Series B Preferred Stock are not paid or declared and set apart, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other capital stock of the Corporation. The holders of shares of Series B Preferred Stock shall not be entitled to receive any other dividends or distributions. (b) Liquidation, Dissolution and Winding Up. Subject to the rights of the holders of the Series A Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive $100.00 in cash for each share, before any distribution of the assets of the Corporation shall be made to the holders of any other class or series of shares of the Corporation unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series B Preferred Stock so as to be and continue to be available therefor. If upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of shares of Series B Preferred Stock are insufficient to permit the payment to the holders of outstanding shares of Series B Preferred Stock of $100.00 per share, then the assets of the Corporation shall be distributed to the holders of outstanding shares of Series B Preferred Stock ratably according to their respective shares until they shall have received the full amount to which they would otherwise be so entitled. The holders of the Series B Preferred Stock shall also be entitled to participate on a pro rata basis (based on the outstanding number of shares) in any distributions made to the holders of the Common Stock or other class or series of stock that is entitled to distributions upon satisfaction of all shares entitled to preferred distribution. (c) Redemption.

Document1 - 7 - (i) The Corporation, at the option of the Board of Directors, may at any time five (5) years from the date of initial issuance redeem the whole, or any part, of the outstanding shares of Series B Preferred Stock by paying $100.00 per share plus all dividends accrued, unpaid, and accumulated as provided in this Article through and including the redemption date and by giving to each record holder of Series B Preferred Stock, at his or her last known address as shown in the Corporation'sCorporation’s records, at least twenty but not more than sixty days'days’ notice. This redemption notice may be delivered either in person or in writing, by mail, postage prepaid and must state the shares to be redeemed, along with the date and plan of redemption, the redemption price, and the place where the shareholders may obtain payment of the redemption price on surrendering their share certificates. If only a part of the outstanding shares of Series B Preferred Stock shares are redeemed, redemption will be pro rata. No shares of Series B Preferred Stock may be redeemed unless all accrued dividends on all outstanding shares of Series B Preferred Stock shares have been paid for all past dividend periods and full dividends for the current period, except those to be redeemed, have been paid or declared and set apart for payment. On or after the date fixed for redemption, each holder of shares called for redemption must, unless the shareholder has previously exercised the option to convert the holder'sholder’s shares of Series B Preferred Stock as provided herein, surrender to the Corporation the certificate for the shares at the place designated in the redemption notice and will then be entitled to receive payment of the redemption price. If fewer than all the shares represented by any surrendered certificate are redeemed, a new certificate for the unredeemed shares will be issued. If the redemption notice is duly given and sufficient funds are available to pay all monies herein required on the date fixed for redemption, then, whether or not the certificates representing the shares to be redeemed are surrendered, all rights with respect to the shares shall terminate on the date fixed for redemption, except for the holders'holders’ right to receive the redemption price, without interest, on surrendering their certificates. (ii) Shares are considered redeemed, and dividends on them cease to accrue after the date fixed for redemption, if, on or before any date fixed for redemption of the shares of Series B Preferred Stock as provided herein, the Corporation deposits as a trust fund with any bank or trust company a sum sufficient to redeem, on the date fixed for redemption, with irrevocable instructions and authority to the bank or trust company (a) to publish the redemption notice (or to complete publication already begun), and (b) to pay, on and after the date fixed for redemption or before that date, the redemption price of the shares to their holders when they surrender their certificates. The deposit is considered to constitute full payment of the shares to their holders, and from the date of the deposit the shares will no longer be considered outstanding. Moreover, the holders of the shares will cease to be shareholders with respect to the shares and will have no rights with respect to the shares, except to receive from the bank or trust company payment of the redemption price of the shares (without interest) on surrendering of the certificates unless the shares are converted to Common Stock, as provided herein. Any money so deposited on account of the redemption price of Series B Preferred Stock share which are converted after the deposit is made must be repaid immediately to the Corporation on conversion of the Series B Preferred Stock.

Document1 - 8 - (iii) Share of Series B Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares. (d) Conversion. (i) At any time prior to the redemption of any share of Series B Preferred Stock, the holder of such shares of Series B Preferred Stock shall have the right to convert such share into 11228 shares of Common Stock. The right to receive the converted shares requires delivery to the office of the Corporation or its transfer agent of the shareholder'sshareholder’s written notice stating the number of shares the shareholder is electing to convert. Said notice shall be accompanied by the surrender of the Series B Preferred Stock certificate or certificates, duly endorsed to the Corporation. The date of conversion shall be the date of receipt by the CompanyCorporation or its transfer agent of the notice and the duly endorsed certificate(s). or certificates. (ii) Neither fractional shares nor scrip or other certificates representing the shares may be issued by the Corporation on conversion of shares of Series B Preferred Stock, but the Corporation must pay in lieu thereof the full value in cash to the holders who would be entitled to receive the fractional shares but for this provision. (iii) The Corporation must at all time reserve out of its authorized but unissued shares of Common Stock the full number of shares deliverable on conversion of all shares hereunder from time to time outstanding. Said shares are reserved solely for the purpose of satisfying the conversion requirements. (iv) The number of shares and securities or other property issuable upon the conversion of the Series Preferred Stock shall be subject to adjustment from time to time in the event of any reclassification of the Common Stock, the issuance of any stock dividend or stock split in respect of the Common Stock, share exchange involving the Common Stock or other similar transaction so that the holders of the Series B Preferred Stock shall be entitle to receive on conversion of the shares of Series B Preferred Stock that number of shares and other securities or property that a holder of a share of Common Stock received in such reclassification, stock dividend, stock split, share exchange or similar transaction. Such adjustments shall be determined by the Board of Directors of the Corporation, whose determination shall be final and conclusive. Such adjustments shall be made for successive transactions. (d(e) Voting. Each share of Series AB Preferred Stock shall entitle the holder thereof to one-tenth (1/10) of one vote on each matter presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series AB Preferred Stock shall not be entitled to vote as a class on any matter except as required by law. (e(f) Exclusion of Other Rights. Unless otherwise required by law,

Document1 - 9 - the shares of Series AB Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than those specifically set forth herein. (f(g) Stated Value. The stated value of the Series B Preferred Stock is $100 per share, all of which shall be allocated to the stated capital of the Corporation. of the Corporation. 4. Future Designations Subject to the provisions of paragraph A of this Article IVV, the Board of Directors of the Corporation is hereby vested with authority from time to time to establish and designate such series of Preferred Stock from the authorized but unissued shares of Preferred Stock as it may deem desirable, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law, setting forth the designation of the series and fixing and determining the relative rights and preferences thereof or so much thereof as shall not be fixed and determined herein. The Board of Directors may increase or decrease the number of shares of a series by adopting a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, no decrease may reduce the number of shares within a series to less than the number of shares within such series that are then issued. C. Provisions Applicable to All Stock. 1. Voting Rights. The holders of a majority of the shares of the Corporation's Corporation’s stock of any class entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Subject to the provisions of paragraph A of this Article IV, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders'shareholders’ meeting, except with respect to certain actions, which require the affirmative vote of the holders of a majority of the outstanding shares of the Corporation unless any class of stock of the Corporation is entitled to vote as a class thereon, in which event the action shall be approved upon the affirmative vote of the holders of a majority of the outstanding shares within each class entitled to vote as a class thereon as well as a majority of the outstanding shares. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter. 2. Preemptive Rights. No holder of securities of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued, or securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the Board of

Document1 - 10 - Directors to such persons and on such terms as in its discretion it shall deem advisable. ARTICLE V ARTICLE VI Majority Vote for Approval of Certain Actions -6- &lt;PAGE&gt; 13 If, with respect to any matter for which the affirmative vote or concurrence of the shareholders of the Corporation is required, any provision of the Texas Business Corporation Act, as the same may be amended from time to time, of the TBOC would, but for this Article VVI, require the affirmative vote or concurrence of the holders of shares having more than a majority of the votes entitled to vote on such matter, or of any class or series thereof, the affirmative vote or concurrence of the holders of shares having only a majority of the votes entitled to vote on such matter, or of any class or series thereof, shall be required with respect to any such matter. ARTICLE VII ARTICLE VI Written Consents Except for the election of directors of the Corporation, who when elected by shareholders shall be elected at either an annual or special meeting of shareholders called for such purpose, any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. ARTICLE VIII ARTICLE VII Commencement of Business The Corporation will not commencecommenced business untilwhen it hashad received for the issuance of its shares consideration of the value of One Thousand

Document1 - 11 - ($1,000.00) Dollars consisting of money, labor done, or property actually received. ARTICLE IX ARTICLE VIII Registered Office and Agent The street address of its initialthe Corporation’s registered office is 5555 San Felipe, 17th Floor, Houston1999 Bryan St., Ste. 900, Dallas, Texas 7705675201-3136, and the name of its initial registered agent at such address is Gary A. MessersmithCT Corporation System. ARTICLE X Directors ARTICLE IX Directors (A). Number of Directors. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors of the Corporation. The number of Directors constituting the initial Board of Directors is one (1). The number of Directors of the Corporation may . The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the TBOC. and the Act. (B) B. [Reserved] Name and Address of Director. The name of the person who is to serve as Director until the first annual meeting of the shareholders, or until his successor is elected and qualified is DAVID R. LITTLE and his address is 580 Westlake Park Blvd., Suite 1100, Houston, Texas 77079 (C). Directors Liability. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director'sdirector’s capacity as a director, except that this Article IXX shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director'sdirector’s duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's

Document1 - 12 - director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. ARTICLE XI ARTICLE X Limitation of Liability of Directors A. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director'sdirector’s capacity as a director, except that this Article VIII XI shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director'sdirector’s duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. B. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws ActTBOC or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act andTBOC or such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the foregoing provisions of this Article VIIIXI. C. Any repeal of or amendment to this Article VIIIXI shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. ARTICLE XII ARTICLE XI Indemnification of Officers and Directors (A). Indemnification of Directors. To the fullest extent permitted by Section B and Section E of Article 2.02-1 of the Act the TBOC, the Corporation shall indemnify each person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director

Document1 - 13 - of the Corporation, and this provision for indemnification shall be deemed to constitute authorization of such indemnification in the manner required by the TBOC. Section G of said Article 2.02-1 of the Act. (B). Expenses of a Defendant. To the fullest extent permitted by Section K of Article 2.02-1 of the ActTBOC, reasonable expenses incurred by a director of the Corporation who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of such proceeding, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation and the Corporation receives a written undertaking by or behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is otherwise prohibited by said Article 2.02-1 of the ActTBOC. This provision for payment or reimbursement shall be deemed to constitute authorization of such payment or reimbursement as provided by the TBOC. said Section K of Article 2.02-1 of the Act. (C) . Indemnification of Officers. Pursuant to Section O of Article 2.02-1 of the Act, the TBOC, the Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent that the Corporation shall indemnify and pay or reimburse expenses to directors of the Corporation as set forth in subsections A and B above. (A) and (B) hereinabove. (D). Expenses of a Witness. To the fullest extent permitted by Section N of Article 2.02-1 of the ActTBOC, the Corporation shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation, only in his capacity as a director or officer of the Corporation, in a proceeding at a time when he is not a named defendant or respondent in the proceeding as set out therein. (E). Other. In addition to the foregoing, the Corporation hereby adopts all other terms, provisions and authorizations of Article 2.02-1Chapter 8 of the Act TBOC, not in conflict with subsections (A), (, B), (, C) and (d) hereinabove, including but not limited to Sections H, I, J and O of said Article 2.02-1 of the ActD above. It is the intention of the Corporation to provide the maximum indemnification allowed by law to its directors and officers and to make mandatory in all instances any permissive provisions of Article 2.02-1Chapter 8 of the Act TBOC for the benefit of the Corporation'sCorporation’s directors and officers. (F). Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against

Document1 - 14 - such liability under the provisions of this Article or the Act.TBOC. (G). Amendment of this Article. No amendment or repeal of this Article shall apply to or have any affecteffect on the indemnification or reimbursement of any director or officer of the Corporation for or with respect to any such indemnification or reimbursement on the part of such director or officer for events covered by such indemnification or reimbursement occurring prior to such amendment or repeal. (H). Amendment of the ActTBOC. In the event any provision of the ActTBOC set out in this Article is amended, altered or repealed in any way, then any such amendment, alteration or repeal shall be incorporated herein without the necessity of any further action by the corporation upon the effective date of such action. ARTICLE XIII ARTICLE XII Amendment of Bylaws The shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such Corporation; provided, however, that the shareholders of the Corporation my exercise the power shall be vested exclusively in the Board of Directors and shall not be exercised by the to adopt, alter, amend or repeal the Bylaws of the Corporation at an annual or special meeting of shareholders when such a proposal has been properly presented and a quorum is present at such meeting, by the vote of the holders of at least 75% of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon. ARTICLE XIV ARTICLE XIII Power to Call Special Shareholders' Meetings Special meetings of the shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors or holders of not less than thirty (30%) percent of all the shares entitled to vote at the proposed special meeting of the shareholders. ARTICLE XIVXV Amendments The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articlesthis Certificate of IncorporationFormation or in its Bylaws in the manner now or hereafter prescribed by the ActTBOC or these Articlesthis Certificate of

Document1 - 15 - Incorporation Formation, and all rights conferred on shareholders herein are granted subject to this reservation. Executed on this, the 12th___th day of August, 1996________, 2023. INDEX DXP ENTERPRISES, INC. By: Name: Title: